EXHIBIT 10.1 Purchase and Sale Agreement

                                      - 1 -
         THIS PURCHASE AND SALE CONTRACT AND JOINT ESCROW INSTRUCTIONS (this "Agreement"), made and entered into this 15th day of October, 2002 (the "Effective Date") by and between URSTADT BIDDLE PROPERTIES INC., a Maryland corporation ("UBP"), with an office at 321 Railroad Avenue, Greenwich, Connecticut 06830 ("Purchaser") and COLUMBIA SOMERS, L.L.C., a New York limited liability company, with an office at c/o JRN Development LLC, 30 Corporate Circle, Albany, New York 12203 ("Seller");


                                            W I T N E S S E T H:


         WHEREAS, Seller wishes to sell to Purchaser the Property, and Purchaser wishes to purchase from Seller the Property, on the terms and subject to the conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1. Purchase and Sale.

                  1.1 Agreement to Sell and Buy. Seller hereby agrees to sell, transfer, assign and convey to Purchaser, and Purchaser hereby agrees to purchase and pay for, on the terms and conditions set forth in this Agreement, all of the following:

1.1.1 Condominium Units. Condominium Units Nos. 2, 3, 4-A, 4-B, 5, 6, and 7 (the "Condominium Units" or individually a "Condominium Unit") in the Somers Commons Condominium (the "Condominium"), as shown and described in the Condominium Declaration For Somers Commons Condominium dated June 6, 2001, executed by Seller and BVS Acquisition Co., LLC and recorded on June 25, 2001 under Control No. _________ in the office of the Clerk of the County of Westchester (Division of Land Records), New York, as amended by First Amended and Restated Condominium Declaration For Somers Common Condominium dated ________. 2002 executed by Seller and BVS Acquisition Co., LLC and to be recorded in the aforesaid County Clerk's Office prior to any Closing hereunder (the "Condominium Declaration or Restated Declaration"), together with the appurtenant interest in the Common Elements thereto which Common Elements are shown on Exhibit D to the Condominium Declaration and more particularly described in Section 5 of the Condominium
Declaration and which Condominium Units are more particularly described in Exhibit A hereto. The purpose of recording the Restated Declaration is, among other things, to change a Unit from a parcel of land to a Building, to make all of the land Common Elements and to eliminate Unit 8 and land appurtenant to that Unit as a part of the Condominium.

The Condominium is presently composed of nine (9) Units, which will be reduced to eight (8) Units by the Restated Declaration (together the "Units" or individually a "Unit") of which seven (7) are included in this sale. By the Restated Declaration, each Unit is composed of a Building located or to be located on a parcel of land designated as Limited Common Elements appurtenant to that Unit (the "Appurtenant Limited Common Elements") and described by metes and bounds description in Exhibit C to the Condominium Declaration and improved by the Improvements, hereinafter described, and which Unit and Appurtenant Limited Common Elements are shown on the survey for each Unit, also included in Exhibit C to the Condominium Declaration.

1.1.2 Improvements. The Condominium Units and all improvements, structures, utility systems, plantings, landscaping and other facilities, installations and fixtures located in the Condominium Units or on the Appurtenant Limited Common Elements excluding trade fixtures owned by any Tenants (as defined in Paragraph
1.1.4 below) (collectively the "Improvements");

1.1.3 Tangible Personal Property. Any and all of Seller's right, title and interest in and to the equipment, appliances, tools, machinery, supplies, furnishings and other tangible personal property now located in the Condominium Units or on or about the Appurtenant Limited Common Elements or the Improvements or attached or appurtenant to the Appurtenant Limited Common Elements or the Improvements or used exclusively in connection with the Condominium Units listed on Exhibit B hereto (collectively, the "Tangible Personal Property"), but excluding (i) tangible personal property owned by Tenants or (ii) items of inventory consumed and replaced in the ordinary course of Seller's business prior to the Closing Date (as defined in Paragraph 6.1 below);

1.1.4 Tenant Leases. Any and all of Seller's right, title and interest in and to
(a) all leases and other agreements for occupancy of any portion of the Condominium Units (collectively, the "Tenant Leases") with tenants (collectively, the "Tenants") which are listed on Exhibit C hereto and (b) all security deposits, prepaid rentals, access card or key deposits and other deposits paid by the Tenants under the Tenant Leases (including any interest thereon which Seller is obligated by law or the terms of the Tenant Lease to pay to the Tenant) (collectively, "Tenant Security Deposits") which are listed in Exhibit D hereto. A current Rent Schedule covering all Tenant Leases is attached hereto as Exhibit E;

1.1.5 Condominium Units Designated Service Contracts. Any and all of Seller's right, title and interest in and to all service agreements, maintenance or repair contracts, management contracts, contracts for the purchase or delivery of labor, services, materials, goods, inventory or supplies, equipment leases or rental agreements and other contracts and agreements relating to the Condominium Units, including those which are described in Exhibit F hereto, and which Purchaser elects to assume pursuant to Paragraph 2.4 herein (collectively, the "Condominium Units Designated Service Contracts") provided that the Condominium Units Designated Service Contracts are assignable;

1.1.6 Permits. Any and all of Seller's right, title and interest in and to all building permits, certificates of occupancy, subdivision maps or plats, land sale registrations, conditional use permits, special use permits, environmental impact statements, and all other entitlements, certificates, permits, licenses and governmental approvals (collectively, the "Permits") relating to the Real Property, as hereinafter defined, and provided that the Permits are assignable;

1.1.7 Intangible Rights. Any and all of Seller's right, title and interest in and to any intangible rights, titles, interests and privileges used in connection with or in any way related to the Condominium Units and the Appurtenant Limited Common Elements and/or contained in the Condominium
Declaration, including (a) the non-exclusive right in and to the use of the trade name and any and all other trade names, trademarks, and logos used by Seller in the operation and identification of the Improvements and/or Condominium Units, other than the trade names or trademarks of the Tenants or other third parties, (b) any and all development rights, housing credits, utility capacity and similar rights, (c) all licenses, consents, easements, rights of way and approvals required to make use of utilities and to ensure vehicular and pedestrian ingress and egress to the Condominium Units, and (d) subject to the terms of Paragraphs 10 and 11 below, rights to condemnation or insurance proceeds and other awards or compensation arising from any taking, casualty or permitted disposition of any portion of the Appurtenant Limited Common Elements or the Improvements (collectively, the "Intangible Rights");

1.1.8 Plans and Specifications. All of Seller's right, title and interest in and to all preliminary, final and proposed construction and building plans and specifications (including "as-built drawings") respecting the Improvements, including all Condominium Units and Common Elements of the Condominium (collectively, the "Plans and Specifications"), if any, provided that the Plans and Specifications are assignable, a complete list of such Plans and Specifications are included in Exhibit G hereto;

1.1.9 Reciprocal Easement Agreements. All of Seller's right, title and interest in and to any and all reciprocal easement agreements, declarations of covenants, conditions, restrictions and easements, party wall agreements, "tie-back" agreements, common area agreements, shared maintenance agreements, common use agreements, or similar agreements or understandings relating to the development, use, operation, maintenance or occupancy of the Condominium Units and the Appurtenant Limited Common Elements (collectively, the "Reciprocal Easement Agreements").

1.1.10 Warranties. All of Seller's right, title and interest in and to all presently effective and assignable warranties, guaranties (including the General Contractor's guaranty of completion), representations or covenants given to or made in favor of either Seller or Purchaser in connection with the acquisition, development, construction, maintenance, repair, renovation or inspection of any of the Real Property, as hereinafter defined, including any made under any construction contracts and the service or maintenance contracts, and also including a two (2) year structural warranty and a one (1) year general warranty in the form of Exhibit G-1 hereto executed and delivered by BBL Construction Services, LLC, the General Contractor, which structural and general warranty periods shall commence upon the completion of each building but the one (1) year period of the general warranty shall be extended in respect of (a) all spaces covered by the Master Lease, as described in Paragraph 5 (b) hereof and shall expire one (1) year after such space is released from the Master Lease or (b) all Uncompleted and Defective Work, as described in the Escrow Agreement referred to in Paragraph 5 (c) hereof and shall expire one (1) year after the date any monies escrowed therefor has been released from escrow to the Seller (collectively, the "Warranties");

1.1.11 Books and Records.  All of Seller's  right,  title and interest in and to
(a) all Tenant correspondence, billing and other files, (b) all structural reviews, environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental (including the existing remediation plan, the bond issued to insure compliance therewith, if any, the insurance policy presently in effect in respect of the existing environmental clean-up affecting the Condominium Units and Appurtenant Limited Common Elements and, if such policy has not been issued to Seller, Seller shall arrange to have such policy assigned to Purchaser or its designee); and with respect to the impact of materials used in the construction or renovation of the Improvements and architectural reports, studies and certificates pertaining to the Property, and (c) all accounting, tax, financial, and other books and records relating to the use, maintenance, leasing and operation of the Real Property (collectively, the "Books and Records"); and

              1.2 Property Definitions. The Condominium Units and the Appurtenant Limited Common Elements and rights pursuant to the Condominium Declaration, the Improvements, the Tangible Personal Property, the Tenant Leases, the Tenant Security Deposits, the Condominium Units Designated Service Contracts, the Permits, the Intangible Rights, the Plans and Specifications, the Reciprocal Easement Agreements, the Warranties and the Books and Records, will be collectively hereinafter called the "Property". The Condominium Units and Appurtenant Limited Common Elements and rights pursuant to the Condominium Declaration and the Improvements will be collectively hereinafter called the "Real Property". The Intangible Rights, the Reciprocal Easement Agreements and the Warranties will be collectively hereinafter called the "Intangible Personal Property."

              1.3 Entire Interest. Seller expressly acknowledges and agrees that Purchaser is entering into this Agreement in contemplation and upon the understanding that at the Closing (as defined in Paragraph 6.1 below) Purchaser shall acquire an entire one hundred percent (100%) good, marketable and insurable fee simple interest in the Real Property free and clear of any and all title exceptions and encumbrances except those set forth in the Permitted Title Exceptions. The Purchase Price (as defined in Paragraph 5 below) to be paid by Purchaser to Seller is in consideration of the sale and transfer of an entire one hundred percent (100%) good, marketable and insurable fee simple interest in the Real Property, subject only to the Permitted Title Exceptions.

       2. Access to and Examination of the Property; Condition of the Property.

              2.1 Purchaser's Inspection. Purchaser shall have until thirty (30) days after the Effective Date (the "Inspection Period") to personally or through agents, employees or contractors, go upon and have access to the Property during normal business hours upon reasonable prior notice to Seller to conduct such soil, engineering, environmental and other examinations, tests, investigations, analyses and appraisals of the Property as Purchaser deems desirable and to fully examine the existing, environmental clean-up plan, the parties liable therefor, the remediation bond, the environmental insurance policy and the assignability thereof or the effect of naming Purchaser as an additional insured thereunder, and the environmental problem, clean-up proposal and responsible parties in respect of Unit 8 of the Condominium. In connection therewith, Purchaser shall have the right to talk to any municipal or state authority and, if permitted by such authorities, obtain copies of any reports or recommendations in such state or municipal files. Seller shall make available to Purchaser for Purchaser's use in its due diligence all of the items listed in Exhibit H hereto. Anything herein to the contrary notwithstanding, if Purchaser shall request Seller to deliver to Purchaser any items not included in Exhibit H which are in Seller's possession or in the possession of the Property Manager or other professionals hired by Seller, Seller shall use its reasonable efforts, at no cost to Seller, to promptly obtain the same and deliver it to Purchaser. Upon two (2) days prior written notice to Seller, Purchaser shall be permitted to examine and copy all Books and Records of Seller and the Condominium Association at the offices of Seller during normal business hours. Purchaser shall pay all third party costs incurred in making such tests, analyses and investigations. Purchaser acknowledges that any such examinations or inspections of the Property pursuant to this Paragraph 2.1 are subject to the rights of all Tenants in the Real Property at the time of such examination or inspection and Purchaser agrees to conduct such inspections or examinations in such a manner so as to prevent unreasonable disruption of the ordinary operation of Seller's or any Tenant's business on the Real Property. Seller shall have the right to have its representatives accompany Purchaser or its employees, agents or contractors during any such inspections or examinations. Purchaser will not contact any Tenant of the Real Property without first obtaining the written approval of Seller; provided, however, nothing contained herein shall limit Purchaser's right to contact any Tenant at their "home" or headquarters offices or any regional offices which are not located at the Real Property. If asked by any Tenant, Purchaser or its agents shall state that they are an equity investor of the owner. At Purchaser's request, Seller shall direct Seller's manager of the Property (the "Property Manager") and Seller's third party consultants and agents to cooperate with Purchaser in Purchaser's tests, investigations, analyses, examinations and inspections of the Property pursuant to this Agreement, at no additional cost to Seller. Purchaser shall restore the Property to its condition existing immediately before Purchaser's entry upon the Property, and Purchaser shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements (collectively, "Claims") for any bodily injury, property damage or construction liens caused by Purchaser in connection with entry on the Real Property by Purchaser, its agents, employees or contractors pursuant to this Paragraph 2.1. Prior to Purchaser, its employees, agents or contractors entering upon the Real Property and the Common Elements, Purchaser shall deliver to Seller, an insurance policy protecting Seller from any Claims to the extent of $5,000,000. Purchaser's foregoing obligations shall not include any obligation or duty whatsoever with respect to Claims (including Claims that the Real Property has declined in value) arising out of, resulting from or incurred in connection with
(a) the discovery or presence of any Hazardous Substances (as defined in Paragraph 12.1.9 below), or (b) the results or findings of any tests or analyses of Purchaser's environmental or other investigation of the Property. Purchaser's indemnity of Seller under this Paragraph 2.1 shall survive the rescission, cancellation, termination or consummation of this Agreement. Purchaser shall not disclose the results of any investigations to any third party, except for Purchaser's attorney, appraiser, lenders or other professionals or persons on a "need to know" basis, as reasonably determined by Purchaser or if required to disclose pursuant to any law or regulation. Purchaser shall deliver to Seller, without any charge therefor, a copy of all draft and final environmental reports received by Purchaser in connection with Purchaser's inspections and examinations, except if Purchaser is restricted from doing so by the person who prepared the report.

              2.2 Purchaser's Termination Rights. In the event that Purchaser is not satisfied in Purchaser's sole and absolute discretion with the results of any of Purchaser's inspections, examinations, tests, investigations, analyses and appraisals, then and in such event, Purchaser shall have the right, on or before the expiration of the Inspection Period, time being of the essence, to terminate this Agreement upon written notice to Seller whereupon Escrow Agent shall return the Earnest Money to Purchaser. Thereafter neither party shall have any rights against the other with respect to the terms and provisions of this Agreement, except as expressly provided otherwise in this Agreement. In the event the Closing does not occur and this Agreement is terminated, (a) Purchaser shall return to Seller the originals of the materials previously furnished to Purchaser by Seller and Purchaser shall use commercially reasonably efforts to destroy all copies made thereof, provided, however, Purchaser shall have no obligation to destroy all copies to the extent necessary to comply with governmental regulations or doing so would constitute a violation of any professional responsibilities or subject Purchaser or Purchaser's employees or representatives to any criminal penalty or civil liability, and (b) Purchaser shall deliver to Seller copies of all appraisals, engineering reports and environmental reports in Purchaser's possession or readily obtainable by Purchaser, prepared by unrelated third parties on behalf of Purchaser during the Inspection Period ("Purchaser Due Diligence Reports"), provided, however, (i) except as provided in Paragraph 2.1 hereof Purchaser shall have no obligation to deliver to Seller any Purchaser Due Diligence Reports prepared by Purchaser or any of Purchaser's affiliates, (ii) Purchaser's obligation to deliver the Purchaser Due Diligence Reports shall be subject to the rights of the third parties who prepared the same and any right such third party may have to refuse to consent to the delivery of a copy of same to Seller as permitted under such third party's contract with Purchaser, and without limiting the foregoing, Purchaser shall have no obligation to furnish Seller with a "use and rely" letter or similar agreement from such third parties, and (iii) Seller expressly acknowledges and agrees that nothing contained in or omitted from any of the Purchaser Due Diligence Reports shall limit or diminish Purchaser's sole and absolute discretion in determining whether Purchaser is satisfied with the results of such Purchaser Due Diligence Reports and Purchaser's corresponding right to terminate this Agreement. In the event that Purchaser does not elect to terminate this Agreement in accordance with the terms and provisions of this Paragraph 2.2, then and in such event Purchaser shall be deemed to have waived Purchaser's rights under this Paragraph 2.2 to terminate this Agreement due to the results of Purchaser's "Due Diligence" examination during the Inspection Period, if any, conducted in accordance with the terms and provisions of Paragraph 2.1 above and, except as otherwise provided in this Agreement or in any documents executed and delivered by Seller at Closing, Purchaser shall accept a conveyance of the Property in "AS IS" condition and Purchaser shall have no further right to terminate this Agreement, except as may otherwise be hereinafter specifically set forth in this Agreement.

              2.3 Condition of the Property. Purchaser understands and agrees that, with respect to the physical and environmental condition of the Property, the Property is being sold and conveyed hereunder "AS IS", without any representation or warranty by Seller except as expressly set forth in this Agreement or in any documents executed and delivered by Seller at Closing. Neither Seller nor Seller's representatives make any warranties or representations of any kind or character, express or implied, with respect to the Property, its physical condition, or expenses to be incurred with respect thereto, or its obligations or any other matter or thing relating to or affecting the same except as specifically set forth in this Agreement or in any documents executed and delivered by Seller at Closing. There are no oral agreements, warranties or representations between Seller and Purchaser collateral to or affecting the Property except as may otherwise be expressly set forth in this Agreement or in any documents executed and delivered by Seller at Closing. Except as otherwise specifically set forth in this Agreement or in any documents executed and delivered by Seller at Closing, Seller has not made and does not hereby make any express or implied representations or warranties whatsoever with respect to the condition of the Property. Without limiting the generality of the foregoing, except as otherwise specifically set forth in this Agreement or in any documents executed and delivered by Seller at the Closing, Seller makes no representation or warranty regarding size, location, zoning, compliance with environmental laws or any other laws including the Americans with Disabilities Act, or regarding quality of construction, workmanship, merchantability, or fitness for any particular purpose or as to the adequacy, accuracy or sufficiency of any Plans and Specifications relating to the Property (including structural designs and plans and environmental reports) which may be delivered or made available to Purchaser in connection with this Agreement or the Property. Purchaser has taken into account and has assumed the additional risks inherent in consummating this transaction without relying upon any representations or warranties by Seller or Seller's agents or contractors, or by any other person(s) except as specifically set forth in this Agreement or in any documents executed and delivered by Seller at Closing. Except as otherwise specifically set forth in this Agreement or in any documents executed and delivered by Seller at Closing, Purchaser acknowledges that Seller will not and is under no obligation to deliver any other items or matters to Purchaser in connection with Purchaser's review of the Property during the Inspection Period or as a condition precedent to Purchaser's obligation to close under this Agreement.

                           Although Seller is conveying the Real Property to
Purchaser in an "AS IS" condition as of the date of the Closing, at the Closing Purchaser and Seller shall (a) enter into a Master Lease to give Seller, as the lessee, an opportunity to lease and complete the then Unleased Space, as defined in the Master Lease and (b) enter into an Escrow Agreement to give Seller an opportunity to complete the incomplete work or correct any defective work in the Condominium Units or Common Areas, which Uncompleted and Defective Work, if any, will be specifically described in the Escrow Agreement.

              2.4 Assumption or Termination of Service Contracts. No later than thirty (30) days after the date of this Agreement, Purchaser shall designate by written notice to Seller (the "Purchaser's Service Contract Notice") those contracts which Purchaser shall assume at Closing and which shall be Condominium Units Designated Service Contracts. Seller shall terminate as of the Closing Date any service agreements, maintenance or repair contracts, management contracts, contracts for the purchase or delivery of labor, services, materials, goods, inventory or supplies, equipment leases or rental agreements and similar contracts which are not Condominium Units Designated Service Contracts. The failure of Purchaser to give Purchaser's Service Contract Notice shall be deemed to constitute Purchaser's election to have all such contracts terminated effective upon the Closing Date.

       3. Title.

              3.1 Title Documents. Promptly after the execution of this Agreement, Purchaser shall apply for, at Purchaser's expense, the following items with respect to the title to the Real Property (collectively, the "Title Documents"): (a) a commitment for an ALTA Form 1992 Owner's Policy (the "Title Commitment") issued by, in Purchaser's sole discretion, either Lawyers Title Insurance Corporation or Fidelity National Title Insurance Company of New York (the "Title Company"); (b) an as-built" ALTA Survey of the Real Property (the "As-Built Survey") prepared by a registered surveyor in accordance with New York law and the "1999 Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys" jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping, and the Accuracy Standards (as adopted by the American Land Title Association and the American Congress on Surveying and Mapping) of an Urban Survey. To assist Purchaser in complying with the provisions hereof, at the time the parties hereto execute this Agreement, Seller shall deliver to Purchaser the latest copy of the survey Seller has in its possession.

             3.2 Title Review. Purchaser shall have until the later of (a) the expiration of the Inspection Period or (b) fifteen (15) days after receipt of the Title Documents, including an executed copy in recordable form of the Restated Declaration and the As Built Survey ("Purchaser's Title & Survey Notice Date") in which to examine title to the Property and in which to deliver to Seller a written notice (the "Purchaser's Title & Survey Notice") of Purchaser's objection to any matters affecting title to the Property ("Title or Survey Objections"). The failure of Purchaser to give the Purchaser's Title & Survey Notice on or before the Purchaser's Title & Survey Notice Date shall be deemed to constitute Purchaser's approval of all title matters shown in the Title Documents and Survey. If Purchaser raises any Title or Survey Objections, Seller shall, within five (5) business days after Seller's receipt of the Purchaser's Title & Survey Notice, give Purchaser written notice (the "Seller's Title & Survey Response") of those Title or Survey Objections, if any, which Seller elects to eliminate from the Title Policy (as defined in Paragraph 3.4 below) and as exceptions to title to the Property. If Seller notifies Purchaser that Seller will not cure some or all of the Title or Survey Objections, Purchaser shall have five (5) business days after Purchaser's receipt of the Seller's Title & Survey Response to review and approve the Seller's Title & Survey Response. If Purchaser approves of the Seller's Title & Survey Response, Seller covenants and agrees that on or before the Closing Date Seller shall eliminate or remedy from the Title Policy and as exceptions to the Property any Title & Survey Objections which Seller has elected in the Seller's Title & Survey Response to cure. Except for those items which Seller expressly elects in Seller's Title & Survey Response to cure and except as provided in Paragraph 3.6, Seller shall have no duty or obligation whatsoever to cure any matters of title. If Seller does not elect to cure some or all of the Title & Survey Objections and if Purchaser timely disapproves in writing of the Seller's Title & Survey Response, then this Agreement shall be null and void, Purchaser shall be entitled to a return of the Earnest Money (as defined in Paragraph 4.1 below) whereupon the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder except as specifically provided herein to the contrary. The failure of Purchaser to provide written notice of disapproval to Seller of the Seller's Title & Survey Response within such five
(5) business day period shall be deemed to constitute Purchaser's approval of the Seller's Title & Survey Response.

              3.3 Additional Title Objections. Purchaser shall have the right to object to any new title exceptions (other than Permitted Exceptions as defined in Section 3.5 hereof) first raised by the Title Company in any modification, update, recertification or amendment to the Title Commitment (each an "Additional Title Objection") by giving written notice (the "Purchaser's Additional Title Objection Notice") to Seller after Purchaser's receipt of any such modification, update, recertification or amendment. If Purchaser delivers Purchaser's Additional Title Objection Notice to Seller setting forth any Additional Title Objections, Seller may, but except as provided in Paragraph 3.6 below, shall not be obligated to, attempt to cure at or before the Closing, some or all of such Additional Title Objections. If Seller does not notify Purchaser in writing within fifteen (15) business days after Seller's receipt of Purchaser's Additional Title Objection Notice that Seller is willing to so cure any Additional Title Objections, Seller shall be deemed to have notified Purchaser that Seller is unable or unwilling to cure such Additional Title Objections. If necessary, the Closing Date shall be postponed to provide Seller such fifteen (15) business day period. If Seller notifies or is deemed to have notified Purchaser that Seller is unable or unwilling to cure any particular Additional Title Objection, Purchaser shall be entitled to terminate this Agreement by delivering to Seller written notice of such decision within fifteen
(15) business days after the date of receipt of Seller's notice or the date Seller is deemed to have received such notice. Purchaser's failure to deliver within such time period such written notice to Seller electing to terminate this Agreement shall be deemed Purchaser's waiver of Purchaser's election to terminate this Agreement by reason of the Additional Title Objection which Seller is unable or unwilling to cure. In the event of any such termination, the Earnest Money shall be returned to Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except as expressly provided otherwise in this Agreement.

              3.4 Title Policy. Purchaser's obligation to purchase the Property shall be subject to and conditioned upon the Title Company's issuance, or irrevocable and unconditional agreement to issue, an ALTA Form 1992 Owner's Policy of Title Insurance with such endorsements reasonably requested by Purchaser and which Seller and Title Company agree during the Inspection Period to issue (the "Title Policy"), insuring Purchaser in the amount of the Purchase Price (as defined in Paragraph 5 below) that the fee title to the Real Property is vested in Purchaser as of the Closing, subject only to the Permitted Exceptions. In the event of any failure of such condition in this Paragraph 3.4, in addition to any rights Purchaser may have pursuant to Paragraph 3.6 below, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent on or prior to the Closing Date. In the event of any such termination, the Earnest Money shall be returned to Purchaser and thereafter neither party shall have any further rights or obligations hereunder, except as expressly provided otherwise in this Agreement.

              3.5 Permitted Exceptions. As used in this Agreement, the term "Permitted Exceptions" shall mean (a) all zoning and other laws, rules and regulations affecting the Real Property, provided same are not violated by the existing Improvements and the use of the Real Property; (b) all matters disclosed in the Title Documents which are approved or deemed approved by Purchaser in accordance with Paragraph 3.2 above (other than Mandatory Exceptions which Seller is obligated to eliminate, cure and cause to be removed pursuant to Paragraph 3.6 below); (c) any new title exceptions first raised by the Title Company in any modification, update, recertification or amendment to the Title Commitment after the date of this Agreement and which Purchaser approves in accordance with the provisions of Paragraph 3.3 above (other than Mandatory Exceptions which Seller is obligated to eliminate, cure and cause to be removed pursuant to Paragraph 3.6 below); (d) all Leases and the rights of Tenants thereunder, as tenants only, except for the right of first refusal in the Brinker Restaurant Corp. Tenant Lease; (e) any survey exception in the Title Policy resulting from Purchaser not obtaining an updated survey; (f) real estate taxes for the fiscal year in which the Closing occurs which are not yet due and payable (subject to adjustment as provided in Paragraph 8.7 below); and (g) the exceptions listed in Exhibit H-1 attached hereto.

              3.6 Mandatory Title Objections. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated to use all commercially reasonable efforts to eliminate, cure and cause the removal at or before the Closing from the Title Policy and as exceptions to title to the Real Property all of the following exceptions to title (collectively, the "Mandatory Title Objections") and Seller acknowledges and agrees that Seller's failure to comply with Seller's obligations set forth below in this Paragraph 3.6 shall constitute a default by Seller under this Agreement whereupon Purchaser shall be entitled to Purchaser's remedies as provided in Paragraph 16 below: (a) any judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller and other exceptions to title which may be removed as exception by delivery of the Seller's Title Affidavit (as defined in Paragraph 6.7.5 below) by Seller to the Title Company;
(b) any exception to title which was caused by, resulted from or arose out of
(i) the grant by Seller or any prior owner of the Real Property to any person or entity of a mortgage or other security interest affecting the Property, or (ii) the performance of work upon all or any portion of the Real Property which exception encumbers Seller's interest in the Real Property, or (iii) the grant by Seller of any other lien or encumbrance on or interest in the Real Property (other than Tenant Leases entered into by Seller with Purchaser's prior written approval) prior to the Closing Date; (c) any judgment or judgments against Seller and (d) any other exception or exceptions to title first arising after the effective date of the Title Commitment which may be removed or satisfied solely by the payment of a liquidated sum of money not in excess of Thirty-Five Thousand Dollars ($35,000) for each such exception. Any Mandatory Title Objection may be cured or eliminated by Seller by posting of a bond, undertaking or cash escrow, with regard to such item provided such item is thereby caused to be removed as a title exception from the Title Policy.

                  Anything in this Agreement to the contrary notwithstanding, Seller and Purchaser understand that the Condominium Declaration For Somers Commons Condominium recorded on June 25, 2001 in Liber _______ of Conveyances at Page _____ in the Office of the Clerk of the County of Westchester (Division of Land Records), New York must be amended and modified prior to the Closing by a First Amended and Restated Condominium Declaration For Somers Commons Condominium (the "Restated Declaration"). Seller agrees, at its cost and expense, to have the Restated Declaration prepared, executed and recorded prior to Closing and that the form and content thereof shall be approved by Purchaser, the Title Company, the holders of Units 1 and 8, all required Tenants (including the tenants of Unit 1 and 8) and all existing mortgagees of any Units. Because the description of a Unit is being changed by the Restated Declaration and Unit 8 in being eliminated from the Condominium, Seller agrees that, if the Title Company requires a reconveyance of Units 1 and 8 to insure title to Purchaser to the Condominium Units without exception, Seller will comply with such request. It is understood and agreed that, if the Restated Declaration excludes Unit 8, its Appurtenant Limited Common Elements and certain land which is now a part of the Common Elements, all references herein to that Unit as being a part of the Condominium shall have no effect.

              3.7 Removal of Title Objections. Seller acknowledges and agrees that the willingness of the Title Company to "insure over" and issue the Title Policy without exception for any Title Objection, any Additional Title Objection or any Mandatory Title Objection which Seller is or elects to become obligated to eliminate, cure and remove shall not, unless specifically agreed otherwise in writing by Purchaser, by itself constitute the elimination, cure and removal of such Title Objection or Mandatory Title Objection. Any Title Objection, Additional Title Objection, or Mandatory Title Objection which Seller is or elects to become obligated to eliminate, cure and remove must be released of record or removed from title to the Real Property by payment or bonding or other means acceptable to Purchaser.

       4. Earnest Money.

              4.1 Deposit of Earnest Money. Purchaser shall deposit with Shamberg Marwell Hocherman Davis & Hollis, P.C. (hereinafter also called "Escrow Agent"), within two (2) business days after the Effective Date, the amount of One hundred thousand and 00/100 ($100,000.00) Dollars ( the "Initial Deposit") in cash by wire transfer in immediately available funds ( the "Initial Earnest Money"). In addition to the Initial Deposit, Purchaser, if it has not elected to cancel this Agreement by the expiration of the Inspection Period, shall within two (2) business days thereafter deposit with the Escrow Agent the additional amount of Two hundred thousand and 00/100 ($200,000.00) Dollars (the "Additional Deposit") in cash by wire transfer in immediately available funds (collectively with the Initial Deposit, the "Earnest Money"). If Purchaser shall fail to so deposit the Earnest Money due under this Agreement with Escrow Agent on the dates required, Seller shall have the right to terminate this Agreement by delivering written notice to Purchaser. Upon receipt of the Initial Deposit and upon receipt of the Additional Deposit as provided herein, Escrow Agent shall execute the written acknowledgement by Escrow Agent in the form attached to this Agreement to acknowledge that: (a) the Initial Deposit and a fully executed copy of this Agreement have been received by Escrow Agent; (b) the Additional Deposit has been received by Escrow Agent; (c) the Earnest Money is being held subject to clearance by Escrow Agent pursuant to the terms of this Agreement; and (d) Escrow Agent agrees to be bound by this Agreement and to perform Escrow Agent's obligations hereunder.

              4.2 Deposit Account. Escrow Agent shall, promptly upon receipt of the Initial Deposit and the Additional Deposit, place the monies in an interest bearing account at Citibank, N.A. The interest thus derived shall be added to and increase the Earnest Money and thus be credited toward the Purchase Price or, if this purchase and sale does not close, be paid to the party entitled to the Earnest Money in accordance with the terms of this Agreement. Purchaser's tax identification number is 04-2458042; Seller's tax identification number is 14-1816855. Purchaser and Seller shall promptly execute and deliver all forms reasonably requested by Escrow Agent in connection with depositing the Earnest Money in an interest-bearing account. Purchaser shall pay all ordinary administrative costs in connection with depositing the Earnest Money in an interest bearing account, if any.

              4.3 Disposition of Earnest Money. Upon the Closing, the Earnest Money shall be applied to the Purchase Price to be paid by Purchaser at Closing. Otherwise, the Earnest Money shall be applied as otherwise provided herein. If this Agreement is terminated by Purchaser in accordance with Purchaser's right to do so under the terms of this Agreement, the Earnest Money shall be returned to Purchaser. If the Closing fails to occur due to a default by Purchaser of Purchaser's obligations under this Agreement, the Earnest Money shall be delivered to Seller. Subject to the first sentence of this Paragraph 4.3, if either Purchaser or Seller makes a written demand upon Escrow Agent for disbursement of the Earnest Money, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after such party's receipt of such notice, Escrow Agent is hereby authorized to make such disbursement. If Escrow Agent does receive such written objection within such ten (10) business day period, or if for any other reason Escrow Agent in good faith shall elect not to make such disbursement, Escrow Agent shall continue to hold the Earnest Money as provided in Paragraph 4.2 above, until otherwise directed by joint written instructions from Purchaser and Seller or a final, non-appealable judgment of a court of competent jurisdiction or as otherwise provided for herein. However, Escrow Agent shall have the right, at any time, to deposit the Earnest Money with the clerk of the court having jurisdiction in the county in which the Real Property is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser and, upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations hereunder as Escrow Agent. Escrow Agent shall have the right to represent Seller in connection with any matter relating to this Agreement but, if a dispute or disagreement arises between Seller and Purchaser as to who is entitled to the Earnest Money, Escrow Agent shall, before it represents Seller in connection therewith, shall deposit the Earnest Money with the clerk of the court as hereinabove provided.

              4.4 Escrow Agent Responsibility. Escrow Agent shall be not liable to either Purchaser or Seller in connection with its performance as Escrow Agent hereunder, except in the event of Escrow Agent's gross negligence, bad faith, willful misconduct and/or willful disregard of the escrow provisions set forth in this Agreement. Escrow Agent may rely and/or act upon any instrument or document reasonably believed by Escrow Agent to be genuine and to be executed and/or delivered by the proper person. Purchaser and Seller hereby agree to indemnify, defend and hold Escrow Agent harmless from and against any cost, loss or expense (including reasonable attorney's fees and disbursements) suffered or incurred by Escrow Agent as a result of Escrow Agent being named in or as a result of Escrow Agent commencing and prosecuting any litigation or proceeding required or permitted under this Agreement, other than litigation against Purchaser by Seller; provided, however, the foregoing indemnity will not apply to any cost, loss or expense incurred by Escrow Agent as a result of Escrow Agent's gross negligence, bad faith, willful misconduct and/or willful disregard of the escrow provisions set forth in this Agreement. Once Escrow Agent has tendered into the registry or custody of any court of competent jurisdiction all money and/or property in Escrow Agent's possession under this Agreement or has made delivery of the Earnest Money in any other manner provided for herein, Escrow Agent shall be deemed to have withdrawn as escrow agent hereunder and shall be discharged from all duties and shall have no further liability hereunder as Escrow Agent.

              4.5 Real Estate Reporting Person. Seller's attorneys, Shamberg Marwell Hocherman Davis & Hollis, P.C. is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Seller's attorneys shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Seller's attorneys shall file a Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

              4.6 Investment Liability. Purchaser and Seller do hereby certify that they are aware that the Federal Deposit Insurance Corporation coverages apply only to a maximum amount of One Hundred Thousand Dollars ($100,000) for each individual depositor. Further, Purchaser and Seller understand that Escrow Agent assumes no responsibility for, nor will Purchaser or Seller hold Escrow Agent liable for, any loss occurring which arises from the fact that the amount of the account for the Earnest Money may cause the aggregate amount of any individual depositor's accounts to exceed One Hundred Thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation.

5. Purchase Price. (a) The purchase price to be paid by Purchaser to Seller, or for the benefit of Seller, for all of the Condominium Units is TWENTY-TWO MILLION and NO/100 ($22,000,000.00) DOLLARS (the "Purchase Price"). At the time of the execution of this Agreement, it is expected that the purchase and sale will be consummated at one (1) Closing, but it may be that, because of fire or other casualty that the parties hereto elect to delay the Closing on a portion of the Condominium Units so that more than one (1) Closing may be held.

                  (b) If, at the time of the Closing (i) there are any Tenants in the buildings being purchased, which Tenants are (y) not yet in possession of their demised premises but their Tenant Lease has been approved by Purchaser or
(z) in possession of their demised premises under Tenant Leases and are (I) not yet paying fixed rent, CAM charges and prorata share of real estate taxes or
(II) are in default for more than the then current fixed rent, Common Area Maintenance ("CAM") charges and prorata share of real estate taxes or (ii) any space in the buildings being purchased has not yet been leased, Purchaser, as landlord, and Seller, as tenant, shall enter into a lease (the "Master Lease") the form of which is attached hereto as Exhibit K, covering all of the space described in (i) and (ii) above for a term of seven (7) years pursuant to which Seller, as such tenant, shall pay the fixed rent, CAM charges and prorata share of real estate taxes appurtenant to each such space as set forth on Exhibit E hereof until such space has a Tenant approved by Purchaser and meeting the Leasing Criteria set forth in Exhibit U, in possession paying rent on a current basis, a certificate of occupancy has been issued therefor, the Tenant has executed a Tenant Estoppel Certificate and evidence satisfactory to Purchaser is delivered to evidence that the leasing commission has been paid in full. With respect to the Tenants referred in (i) (z) above, such Tenants will have to have been paying rent on a current basis for three (3) consecutive months and evidence to that effect be delivered to Purchaser before the space covered by such Tenant Lease will be released from the Master Lease.

                  (c) If, at the time of the Closing (i) there is any uncompleted work required by the Plans & Specifications in any of the Condominium Units or in the Common Elements or (ii) any of the work performed in any of the Condominium Units or Common Elements is not acceptable to Purchaser's Inspector, as described in Section 13.7 hereof (the "Uncompleted and Defective Work"), Seller shall deposit into escrow with Purchaser an amount equal to one and one-half times the estimated cost to complete and/or correct the Uncompleted and Defective Work. The Escrow Agreement, in the form of Exhibit K-1 hereto, entered into by the parties shall specify the amount escrowed for each item of Uncompleted or Defective Work and such amount shall be released when the work required has been completed and approved by Purchaser's Inspector.

                  (d) All space unleased as of the expiration of the Master Lease shall be delivered to Purchaser in vacant broom-clean condition, unless Seller and Purchaser shall agree in writing to the contrary.

       6. Closing.

              6.1 Closing and Closing Date. The consummation of the sale and purchase contemplated by this Agreement (the "Closing") shall take place at the offices of Seller's attorneys, at 55 Smith Avenue, Mount Kisco, New York 10549 no later than thirty (30) days after final subdivision approval and the filing of the Subordination Map in the Westchester County Clerk's Office (the "Closing Date"), but if the approved Subdivision Map has not been so filed by May 31, 2003, Purchaser shall have the rights set forth in Paragraph 6.3.15. For reference purposes hereunder the Closing shall be deemed to have occurred upon the delivery of the Deed to Purchaser or as directed by Purchaser (as defined in Paragraph 6.7.1 below). If the purchase and sale of the Property is not completed and this Agreement terminates for any reason other than Purchaser's breach of this Agreement, the Earnest Money and all interest thereon shall be returned to Purchaser without prejudice to any of Purchaser's other remedies provided hereunder.

              6.2 Earnest Money at Closing. At the Closing the Escrow Agent shall release from the escrow the entire amount then held and deliver the same as a credit for Purchaser against the Purchase Price.

              6.3 Conditions Precedent to Closings for Benefit of Purchaser. The Closing and Purchaser's obligation to consummate the transactions contemplated by this Agreement are subject to the timely satisfaction or written waiver by the respective dates designated below of the conditions precedent for Purchaser's benefit set forth below in this Paragraph 6.3 (the "Purchaser Conditions Precedent").

                  6.3.1 Satisfactory Response From N.Y.Attorney General. No later than five (5) days after the Effective Date, Seller's attorney shall write to the Office of the Attorney General of the State of New York (the "Attorney General") and advise of the fact that Seller did not prepare and deliver an Offering Plan to the purchasers of Units 1 and 8 prior to the conveyance of these Units to said purchaser and solicit from the Attorney General a response as to whether or not Seller is in violation of any regulations issued by the said Attorney General. Prior to the Closing, Seller shall deliver to Purchaser the response from the said Attorney General which shall be in form and content acceptable to Purchaser.

                  6.3.2 Filing of As Built Plans and Specifications of Condominium Units. Prior to the Closing, Seller shall file with the Westchester County Clerk, "as built" plans of each Condominium Unit (the "As Built Plans"). If the As Built Plans covering any Condominium Unit in the Closing have not been filed prior to the Closing, that Condominium Unit shall be withdrawn from the Closing and be included in a special Closing, on a date as the Purchaser and Seller may mutually agree within ten (10) days after As Built Plans have been filed, and all other applicable conditions of this Agreement have been met, at the Purchase Price allocated thereto on Exhibit L and the Purchase Price paid at that Closing shall be reduced by the amount allocated on Exhibit L hereto to the Condominium Unit that does not have As Built Plans. In the event As Built Plans have not been filed covering more than one Condominium Unit, Purchaser, in its sole discretion, shall have the option to postpone the Closing until such As Built Plans have been filed.

                  6.3.3 Recording First Amended and Restated Condominium Declaration. Prior to the Closing, Seller shall have the Restated Declaration, in form and content acceptable to Purchaser, executed by all proper parties thereto and recorded in the Office of the Westchester County Clerk. The Title Company shall determine whether all necessary consents thereto have been obtained and whether any reconveyance of Units are required to make title in Purchaser to the Condominium Units insurable.

                  6.3.4 Evidence of Proper Tax Lots. Prior to the Closing, Seller shall deliver to Purchaser evidence that the Town of Somers has issued to Seller and the owner of Units 1 and 8 separate tax bills for each Unit or, in lieu thereof, deliver to Purchaser an affidavit stating that separate tax bills have been issued to the Seller for each Unit.

                  6.3.5 Elimination of Unit 8 from Condominium. Promptly after the execution of this Agreement and prior to the Closing, Seller shall prepare and submit to the Town of Somers Planning Board for approval, an application for a subdivision pursuant to which Unit 8, its Appurtenant Limited Common Elements and certain other contiguous portions of the Common Elements, will be subdivided from the remaining portion of the Condominium. Seller shall thereafter diligently pursue such subdivision approval until a determination is made by the Planning Board of the Town of Somers. If such subdivision is approved, the approved subdivision map shall be filed by Seller in the Westchester County Clerk's Office and the Restated Declaration shall be modified as necessary to reflect such change. Before Seller shall file a proposed subdivision map with the Planning Board, Seller shall deliver to Purchaser a copy thereof for approval, which approval shall not be unreasonably withheld or delayed. Any change thereafter made shall be subject to Purchaser's approval on the same basis. It is a condition precedent to Purchaser's obligation to close that a subdivision map be filed in accordance with the above.

                  6.3.6 Completion of Improvements. At the Closing, all Improvements shown in the Plans and Specifications covering the entire Condominium, except for Unit 1 and their respective Appurtenant Limited Common Elements, shall be 100% completed and approved by all applicable governmental authorities and all required certificates of occupancy and permits shall have been issued , and all work shall have been approved by Purchaser's Inspector, except for unleased space or leased but not then completed space covered by the Master Lease and the Uncompleted and Defective Work covered by the Escrow Agreement. In the event Seller has bonded any incomplete site work, Purchaser shall eliminate the escrow for any work covered by such bond, provided that a copy of such bond is delivered to Purchaser and Purchaser is reasonably satisfied that it is adequately protected by such bond. If at the Closing any Condominium Unit is not then completed, certificates of occupancy have not been issued therefor and As Built Plans have not been filed in connection with such Condominium Unit, prior to Purchaser's obligations to purchase such Unit, Seller shall, at its cost and expense, complete all work, obtain all required certificates of occupancy and file such As Built Plans to comply with the laws applicable thereto. If any such work is not completed by Seller prior to the expiration of the Escrow Agreement, Purchaser shall have the right to have such work completed or repaired and pay for the same with the withheld monies. Any balance remaining shall be turned over to Seller.

                      6.3.7 Seller's Deliveries. On or before the Closing Date, Seller shall have delivered to Purchaser the documents described in Paragraph 6.7 and delivered to Purchaser the items described in Paragraph 6.8 below, with respect to the Condominium Units being conveyed and/or the Condominium Association.

                      6.3.8  Representations  and  Warranties.   All
representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as if those representations and warranties were made at and as of the Closing Date. At the Closing, Seller shall deliver to Purchaser along with the other Closing documents referred to in Paragraph 6.7 below a certificate (the "Seller Closing Certificate") duly executed by Seller confirming as of such date that all of the representations and warranties made by Seller in this Agreement are true and correct in all material respects subject to the terms of Paragraph 22 hereof. The representations and warranties of the Seller set forth in this Agreement shall survive the Closing, with respect to the Condominium Units purchased at the Closing through and including the date which is twelve (12) months from the date of the Closing, except that such representations and warranties shall continue in effect in connection with space covered by the Master Lease and the work covered by the Escrow Agreement for a period of twelve (12) months from the date such space is released from the Master Lease or the escrowed monies are released for the Uncompleted and Defective Work.

                       6.3.9 Covenants. As of the Closing Date, Seller shall not be in default in the performance of any material covenant or material agreement to be performed by Seller under this Agreement.

                        6.3.10 Tenant Estoppel Certificates. No later than three (3) business days prior to the Closing Date, Purchaser shall have received estoppel certificates (the "Tenant Estoppel Certificates"), dated not more than forty-five (45) days prior to the Closing Date, from all Tenants under the Leases of portions of the Condominium Units included in the Closing. The Tenant Estoppel Certificates shall be substantially in the form of Exhibit J hereto or alternatively upon the form of Estoppel Certificate required to be provided by Tenants in accordance with the terms of such Tenant's Lease; provided, however, if any Tenant Estoppel Certificate received from a Tenant alleges, or contains any changed or inserted or deleted language which constitutes or could be reasonably construed as an allegation of,
(A) a material default by Seller under the applicable Tenant Lease, or (B) facts which, with the giving of notice or the passage of time or both, would constitute a material default by Seller under the applicable Tenant Lease, or
(C) facts which are materially different (and less favorable to the landlord) from the applicable information set forth in (i) any representation and warranty made by Seller in Paragraph 12.1 below or (ii) the Tenant Estoppel Certificate delivered to such Tenant for execution, then Purchaser shall have the option to either approve the modified Tenant Estoppel Certificate and proceed with the Closing or terminate this Agreement in accordance with Paragraph 6.6 below. Seller shall deliver the proposed Tenant Estoppel Certificates to Purchaser for Purchaser's review and approval prior to distributing the same to the Tenants for execution and Seller shall use Seller's best efforts to obtain the executed Tenant Estoppel Certificates from Tenants; provided, however, Seller shall not be obligated to initiate suit or other proceedings, waive any rights or grant any concessions to a Tenant or expend any out-of-pocket sums to obtain Tenant Estoppel Certificates. Notwithstanding the foregoing, if, despite Seller's best efforts, Seller is unable to obtain executed Tenant Estoppel Certificates as provided above Purchaser will consider, on a case by case basis accepting from Seller estoppel certificates certifying to Purchaser the same information in the respective unreturned Tenant Estoppel Certificates for up to twenty percent (20%) of the Tenants. After the Closing, Seller may replace and substitute any Seller executed Tenant Estoppel Certificate with a Tenant Estoppel Certificate which has been executed by any of the Tenants, in which event Seller shall have no further liability under the Seller furnished estoppel certificates.

                  6.3.11 Termination Rights. Purchaser shall not have terminated this Agreement in accordance with any of Purchaser's rights to do so under this Agreement (including Paragraph 2.2, Paragraph 3.2, Paragraph 3.4, Paragraph 10 or Paragraph 11).

                        6.3.12 Title Policy. As of the Closing Date, the Title Company shall have issued or irrevocably and unconditionally agreed to issue the Title Policy to Purchaser as provided in Paragraph 3.4 above covering the Condominium Units included in the Closing. The Title Company, shall deliver evidence satisfactory to the Purchaser to assure that there are no existing violations filed against the Real Property.

                        6.3.13  Tenant  Leases.  As of the  Closing  Date,
(a) all of the Tenant Leases listed on Seller's Rent Schedule attached as Exhibit E hereto (the "Rent Schedule") and involved in the Closing shall be in full force and effect on substantially the terms and conditions set forth on the Rent Roll, and (b) there shall be no material default by the Tenant or Seller under the Tenant Leases and Seller shall deliver to Purchaser evidence satisfactory to Purchaser to show that the cost of all Tenant improvements and all leasing commissions have been paid in full or will be paid by Seller personally.

                        6.3.14 Payment Guaranty and Performance Indemnities. If, at the Closing, (a) Purchaser and Seller shall enter into a Master Lease, Seller shall deliver to Purchaser a guaranty agreement (the "Guaranty"), in the form of Exhibit K-2 hereto, pursuant to which JOSEPH R. NICOLLA and DONALD LeDUC, personally, and BBL CONSTRUCTION SERVICES, LLC, a New York limited liability company (the "Guarantors and Indemnitors") shall jointly and severally guarantee the obligations of the Seller and/or (b) Purchaser and Seller shall enter into an Escrow Agreement Seller shall deliver to Purchaser an indemnity agreement (the "Indemnity Agreement") in the form of Exhibit K-3 hereto, executed by the Guarantors and Indemnitors pursuant to which they indemnify and hold Purchaser harmless from any lien, claims, loss or cost of any kind including attorneys' fees from any third party because of Seller's failure to comply with its obligations under the Escrow Agreement. The Guaranty shall be for the benefit of Purchaser and shall not expire until one (1) year after the date the last space is released from the Master Lease and the Indemnity shall not expire until one (1) year after the date of last release of monies from escrow under the Escrow Agreement.

                        6.3.15 Postponement of Closing Date. Anything in this Agreement to the contrary notwithstanding, if as of the May 31, 2003 (a) the Restated Declaration has not been recorded prior thereto or (b) As Built Plans for all of the Condominium Units included in the Closing have not been properly filed in the Westchester County Clerk's Office, or (c) the subdivision referred to in Section 6.3.5 hereof has not yet been obtained, Seller or Purchaser shall have the right, upon the delivery of a written notice to the other to postpone the Closing Date for a period of time not exceeding three (3) months to August 31, 2003 to give Seller an opportunity to comply with (a), (b) and/or (c) above so that the Closing may proceed. In the event Seller has not complied with clause (a), (b) and/or (c) by August 31, 2003, Purchaser shall have the right, exercisable in its sole discretion, by written notice to Seller within ten (10) days thereafter, to further extend on one or more occasions the time within which Seller has to comply with said provisions or terminate this Agreement and receive back the Earnest Money. When Seller has complied with clause (a),(b) or (c), as the case may be, it shall advise Purchaser in writing giving reasonable evidence of such compliance and the parties shall reset the Closing Date within ten (10) days thereafter. Notwithstanding the above, if Seller has not filed As Built Plans with the said Westchester County Clerk by the applicable Closing Date, as the same may be extended, covering all seven (7) Condominium Units, Purchaser shall have the right, upon written notice to Seller, to purchase at that time those Condominium Units upon which the said As Built Plans have been filed and the Purchase Price at Closing shall be reduced by the Purchase Price allocated to the unpurchased Condominium Units as set forth on Exhibit L, and to thereafter purchase any unpurchased Condominium Units within ten (10) days after As Built Plans have been filed therefor and all other applicable conditions hereof have been met at the Purchase Price allocated thereto on Exhibit L. In connection with any partial purchase as herein contemplated, all adjustments shall be equitably apportioned.


                      6.3.16 Material Adverse Changes. Subject to the terms of Paragraphs 6.3.17, 10 and 11 hereof, as of the Closing, Purchaser shall have approved (a) any material adverse changes in the physical condition of the Property and (b) any reclassification, rezoning or other statute, law, judicial or administrative decision, proceeding, ordinance or regulation (including amendments and modifications of any of the foregoing) pending, or proposed and known to Seller, to be imposed by the governmental authorities or any public or private utility having jurisdiction over the Property which would materially adversely affect, in Purchaser's reasonable judgment, the current operation, development, or use of the Property or which would impose any material additional fees or charges on the Property or on Purchaser as the owner or lessor of the Property ("Material Adverse Changes"). Seller shall deliver to Purchaser specific written notice describing in reasonable detail any Material Adverse Change which has occurred, promptly after Seller learns of such Material Adverse Change, but in no event later than the Closing Date. The failure of Purchaser to disapprove any Material Adverse Change by the said Closing Date shall be deemed to constitute a waiver of this Purchaser Condition Precedent. Notwithstanding the foregoing, and subject to the terms of Paragraphs 6.3.17, 10 and 11 hereof, if any Material Adverse Change occurs prior to the applicable Closing Date, Purchaser shall have the right to terminate this Agreement by written notice to Seller on the said Closing Date, time being of the essence, and if Purchaser shall not so terminate on or prior to the Closing Date then such Material Adverse Change shall be deemed approved and accepted by Purchaser and Purchaser shall not have any right to refuse to Close under the terms of this Agreement due to the occurrence of such Material Adverse Change. Anything herein to the contrary notwithstanding, if Purchaser becomes aware of a Material Adverse Change after the Closing which occurred prior to such Closing, Purchaser reserves all of its rights hereunder against Seller for not bringing the same to Purchaser's attention prior to said Closing.

                      6.3.17  Judicial   Proceedings.   As  of  the  Closing
Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding shall have been instituted by any person or entity with respect to the transaction contemplated by this Agreement, unless such judicial or administrative suit, action, investigation, inquiry or other proceeding is the result of breach by Purchaser of any of Purchaser's representations, warranties or covenants herein.
                  6.3.18 Master Lease and Escrow Agreement. At the Closing Purchaser and Seller shall enter into the Master Lease and the Escrow Agreement which will enable Purchaser to advance the full Purchase Price for the Condominium Units purchased at the Closing.

                  6.3.19 Replacement of Property Manager. Prior to the Closing, Seller shall obtain the consent of all of the owners of the Units for the Condominium Association to enter into a management agreement with Purchaser or one of Purchaser's affiliates to replace the present Property Manager. Such new management agreement shall become effective as of the date of the Closing and shall be subject to the approval of the Condominium Association.

                  6.3.20 Equipment Owned By Condominium Association. Attached hereto as Exhibit F-1 is a list of the equipment, appliances, tools, machinery, supplies, furnishings, furniture and other intangible personal property owned by Somers Commons Condominium Association (the "Condominium Association") which represents and operates the Condominium for the owners of the Units. The duties, responsibilities and obligations of the Condominium Association are set forth in the Condominium Declaration and the By-laws attached thereto.

                  6.3.21 Condominium Association. Prior to the Closing, the Seller shall bring to date all of the books and records of the Condominium Association, including a record of all payments made to the Condominium Association by Seller and any Tenants and any existing defaults, and agrees to transfer or assign to the Condominium Association all insurance policies, contracts, bonds, bank accounts, cash or other agreements which should be in the name of the Condominium Association.

         6.4 Conditions Precedent to Closing for Benefit of Seller. The Closing and Seller's obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver by the respective dates designated below of the following conditions precedent for Seller's benefit set forth below in this Paragraph 6.4 (the "Seller Conditions Precedent"):

                      6.4.1 Purchaser's Deliveries. Purchaser shall have delivered the Earnest Money to Escrow Agent as provided in Paragraph 4.1 above, and, on or before the Closing Date, Purchaser shall have delivered to Seller by wire transfer the remaining balance of the Purchase Price plus all net prorations, closing costs and other funds required to be paid or provided by Purchaser under this Agreement and all of the documents described in Paragraph
6.9 hereof.
                      6.4.2 Representations and Warranties. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as if those representations and warranties were made at and as of the Closing Date. At the Closing, Purchaser shall deliver to Seller along with the other Closing documents required hereunder (the "Purchaser Closing Certificate") duly executed by Purchaser confirming as of such date that all of the representations and warranties made by Purchaser in this Agreement are true and correct in all material respects subject to the terms of Paragraph 22 hereof. The representations and warranties of the Purchaser set forth in this Agreement shall survive each Closing until twelve
(12) months after the Closing Date at which they were given.

                      6.4.3 Covenants. As of the Closing Date, Purchaser shall not be in default in the performance of any material covenant or material agreement to be performed by Purchaser under this Agreement.

                      6.4.4  Judicial   Proceedings.   As  of  the  Closing
Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding shall have been instituted by any person or entity with respect to the transaction contemplated by this Agreement, unless such judicial or administrative suit, action, investigation, inquiry or other proceeding is the result of breach by Seller of any of Seller's representations, warranties or covenants herein.

                      6.4.5  Execution  of the  Master  Lease  and  Escrow
Agreement. The Master Lease, if required, and Escrow Agreement, if required, shall have been duly executed and delivered by Purchaser and Seller.

              6.5 Benefit of Conditions. The Purchaser Conditions Precedent set forth in Paragraph 6.3 above are solely for the benefit of Purchaser and may be waived only by Purchaser. The Seller Conditions Precedent set forth in Paragraph
6.4 above are solely for the benefit of Seller and may be waived only by Seller. A party shall at all times have the right to waive any condition which is for its benefit. Except as otherwise provided in this Agreement, such waiver or waivers shall be in writing. Neither Purchaser nor Seller shall willfully and in bad faith act or fail to act for the purpose of permitting or causing any condition to fail, except to the extent Purchaser, in Purchaser's own discretion, exercises Purchaser's right to disapprove any items or matters in connection with any of Purchaser's termination rights as set forth in this Agreement.

              6.6 Failure of Conditions to Closing. In the event any of the Purchaser Conditions Precedent set forth in Paragraph 6.3 above, are not timely satisfied or waived for a reason other than the default of Purchaser under this Agreement, then:

                      6.6.1 Termination of Agreement. The Earnest Money shall be returned to Purchaser and upon such return this Agreement and the rights and obligations of Purchaser and Seller shall terminate and no party shall have any further rights or obligations hereunder except as expressly provided otherwise in this Agreement.

                      6.6.2 Cancellation Fees and Expenses. Upon such termination of this Agreement: (a) all charges shall be borne by the party incurring same, and (b) Purchaser's indemnification obligations set forth in Paragraph 2.1 above, the indemnification obligations of Purchaser and Seller set forth in Paragraph 17 below and the confidentiality obligations of Purchaser and Seller set forth in Paragraph 32 below shall survive such termination.

              6.7 Items To Be Delivered By Seller. On or before the Closing Date, Seller shall deliver to Purchaser the following:

                  6.7.1 Bargain and Sale Deed (with covenants). A bargain and sale deed with covenants against grantor's acts (the "Deed") shall be executed by Seller in recordable form covering the Condominium Units and Appurtenant Limited Common Elements included in such sale together with the appurtenant interest in the Common Elements.

                      6.7.2 Certification of Non-Foreign Status. An affidavit dated as of the Closing Date, addressed to Purchaser, duly executed by Seller under penalty of perjury, to the effect that Seller is not a "foreign person", as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "FIRPTA Affidavits"). The FIRPTA Affidavits shall be in the form of, and upon the terms and conditions contained in, Exhibit L-1 hereto.

                      6.7.3 Bill of Sale. A bill of sale conveying to Purchaser the Tangible Personal Property, if any in the Condominium Units conveyed (the "Bill of Sale") in the form of Exhibit M hereto.

                      6.7.4 Tenant Leases Assignment. An assignment and assumption of leases duly executed and acknowledged by Seller, assigning and conveying to Purchaser the landlord's interest in, to and under the Tenant Leases and all Tenant Security Deposits thereunder involved in the Condominium Units being then conveyed, and containing an assumption by Purchaser of Seller's obligations under the Tenant Leases and all Tenant Security Deposits thereunder arising from and after the Closing Date (the "Tenant Leases Assignment"). The Tenant Leases Assignment shall be in the form of, and upon the terms contained in, Exhibit N hereto.

                      6.7.5 Affidavits. Such affidavits as are reasonably and customarily required by the Title Company in order to omit from the title policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name, any exception for construction liens and any exception for Tenants in possession or any other Tenants whose Tenant's Lease have been approved by Purchaser (collectively, the "Seller's Title Affidavit ") listed in Exhibit O hereto.

                      6.7.6 Seller Closing Certificate. The Seller Closing Certificate, duly executed by Seller, as provided in Paragraph 6.3.8 above.
6.7.7 Transfer Tax Documents. Such transfer tax affidavits, declarations, returns, and payments if any, as may be required by any governmental authority having jurisdiction in order to record the Deed in the Official Records.

                      6.7.8 Proof of Authority. Such proof of Seller's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Purchaser and/or the Title Company (collectively, the "Seller Authorization Documents").

                  6.7.9 Notice To Tenants. A notice to each Tenant in the Condominium Unit covered by the Closing in the form of Exhibit P ("Form Of Notice To Tenants") shall be executed and delivered to Purchaser.

                      6.7.10 General Assignment. An assignment duly executed by Seller in the form of, and upon the terms contained in, Exhibit Q attached hereto, transferring, assigning and conveying to Purchaser all Designated
Service Contracts, the Permits, the Intangible Rights, the Plans and Specifications, the Reciprocal Easement Agreements and any other Intangible Personal Property.

                      6.7.11 Closing Statement. The Closing Statement (as defined in Paragraph 8.1 below), duly executed by Seller.

                      6.7.12 Certified Rent Schedule. The Rent Schedule updated and certified by Seller to be true and accurate as of each Closing Date (the "Current Rent Schedule").

                      6.7.13  Architect's Certificate.        An engineer's or
architect's certificate from the project engineer or architect certifying that the Improvements are substantially completed, and the improvements to the Common Elements, as shown on the Plans and Specifications, have been substantially completed, which certificate shall also set forth the work which has not yet been completed and approved and is covered by the Escrow Agreement.

                  6.7.14 Master Lease and Escrow Agreement. A Master Lease, if required, and an Escrow Agreement, if required, shall be executed and delivered by Seller and Seller shall cause the Guaranty & Indemnity Agreement to be delivered.

                  6.7.15 Seller's Books and Records. Seller hereby covenants and on the Closing Date Seller shall enter into an agreement with Purchaser pursuant to which Seller shall covenant and agree with Purchaser that upon Purchaser's written request, for a period of three (3) years after the Closing, Seller shall
(a) make the Books and Records of the Seller relating to the Property available to the Purchaser, for inspection, copying and audit by the Purchaser's designated accountants. Seller acknowledges that applicable securities laws may require the Purchaser to file audited financial statements relating to operations at the Real Property for a three-year period and hereby consents to the Purchaser engaging the Seller's auditors to assist the Purchaser in the preparation of all or a portion of such audited financial information relating to Real Property operations, and to otherwise cooperate (at no cost to Seller) with the Purchaser in preparing such financial statements and will make all Books and Records relating to the Real Property available to Purchaser's auditors. Seller's obligations hereunder shall survive the Closing.

         6.8 Seller's Additional Deliveries. Concurrently with the Closing, Seller shall deliver or cause to be delivered to Purchaser all of the following items which affect the Condominium Units included in that Closing:

                      6.8.1 Original Leases. Ink-signed originals of the Tenant Leases and any amendments, guarantees and other documents relating thereto which may be in Seller's possession or control.

                      6.8.2 Original Estoppel Certificates. The executed originals of all Tenant Estoppel Certificates received from Tenants or executed by the Seller in lieu thereof, as herein provided.

                      6.8.3 Keys.  All keys to any Tangible  Personal
Property and all keys to all entrance doors to, and equipment and utility rooms located in, the Real Property, properly tagged for identification which may be in Seller's possession or control.

                      6.8.4 Permits. All Permits which are evidenced by a written instrument which may be in Seller's possession or control.

                      6.8.5 Condominium Units Designated Service Contracts. The ink-signed originals of all Condominium Units Designated Service Contracts which Purchaser has elected to assume which may be in Seller's possession or control, together with a notice directed to the vendor or provider of such service in the form of Exhibit R hereof ("Form Of Designated Service Contract Notice").

                      6.8.6 Warranties. The originals of any documents or instruments evidencing the Warranties, including any warranty book provided by the contractors who constructed or renovated the Improvements which may be in Seller's possession or control, and the specific Warranties to be delivered by the General Contractor.

                      6.8.7 Books and Records. All of the Books and Records of the Condominium which may be in Seller's possession or control. In addition Seller shall deliver to Purchaser all annual financial statements prepared by or for the Condominium Association.

                      6.8.8 Plans. All Plans and Specifications which may be in Seller's possession or control.


                      6.8.9 Other Documents. All other documents required to be delivered by Seller at Closing pursuant to the terms of this Agreement, including, if Purchaser elects to take the same, the original environmental insurance policy and a valid assignment thereof consented to by the insurance company issuing same, or if such insurance policy is not assignable or acceptable to Purchaser, a new policy of environmental insurance for Purchaser's benefit in form, scope and content acceptable to Purchaser and with such coverages as Purchaser shall deem acceptable, and fully paid for by Seller.

                  6.8.10 Books and Records of Condominium Association. At the Closing, Seller shall deliver to Purchaser the following in respect of Condominium Association:

                  (a) The consents required pursuant to Paragraph 6.3.19 hereof;

                  (b) All original records of the Condominium Association, including those involving the formation of the Condominium Association, the election of all officers, minutes of all regular and special meetings, records of all assessments (regular or special) levied and payment records thereof, copies of all resolutions, bank accounts, etc.;

                  (c) Assignment to the Condominium Association of all of Seller's interest therein in any books and records and other personal property held by Seller which should be in the name of the Condominium Association;

(d) Resignation of all officers of the Condominium Association appointed by Seller;

(e) Copies of all Common Elements Designated Service Contracts;

                        (f) Copies of all Reciprocal Easement Agreements affecting the Common Elements and Unit 1 and its respective
Appurtenant Limited Common Elements;

                  (g) Copies of all insurance policies covering the Common Elements presently in existence, including those in existence covering the environmental clean-up plan, the bond issued covering the completion of the Common Elements and all correspondence and notice relating thereto; and

                  (h) Copies of all Plans and Specifications affecting the Common Elements, all Permits, municipal approvals (certificates of occupancy, certificates of completion or compliance, etc.) of the Common Elements, all structural reviews, environmental assessments or audits, soil reports etc. involving the Common Elements, any consents or approvals given by the Condominium Association to the owners of any Units or to third parties and other documents involving the Common Elements.

         6.9 Items to be Delivered by Purchaser. At or prior to the Closing, Purchaser shall cause to be delivered to Purchaser the following:

                      6.9.1 Purchase Price. The balance of the Purchase Price as adjusted by Purchaser's share of the proration adjustments pursuant to Paragraph 8 below and any escrow pursuant to Paragraph 6.3.6 hereof.

                      6.9.2 Tenant Leases Assignment. A counterpart copy of the Tenant Leases Assignment duly executed by Purchaser.

                      6.9.3 Closing Statement. The Closing Statement duly executed by Purchaser.


                      6.9.4 Transfer Tax Documents. Transfer tax affidavits, declarations and returns, if any, as may be required from Purchaser by any governmental authority having jurisdiction in order to record the deed in the Official Records.

                      6.9.5 Other Documents. Purchaser shall deliver all other documents required to be delivered by Purchaser at Closing pursuant to the terms of this Agreement.

                  6.9.6 Master Lease and Escrow Agreement. Purchaser shall execute and deliver to Seller a Master Lease, if required, and an Escrow Agreement, if required.

       7. Closing Costs. Seller shall pay for (a) all State of New York and county transfer taxes, excise taxes, recording taxes and/or stamp taxes and other taxes, fees and charges of any governmental authorities imposed upon the recordation of the Deed or the sale, transfer or conveyance of the Property hereunder, (b) all recording fees and charges normally paid by Sellers of real property in Westchester County, (c) Seller's legal fees and expenses, and (d) all other items specifically set forth in this Agreement as Seller's obligation. Purchaser shall pay: (A) Purchaser's legal fees and expenses; (B) all costs of any tests or inspections of the Property which Purchaser desires to make; (C) the cost of the As Built Survey of the Real Property; (D) the title insurance search and examination fee and premium for issuance of the Title Policy; (E) sales tax, if any, payable in connection with the purchase of the Property, as provided for in this Agreement; (F) all recordings fees and charges normally paid by a Purchaser; and (G) all other items specifically set forth in this Agreement as Purchaser's obligation.

       8. Closing Statement and Prorations.

         8.1 Closing Statement. Prior to the Closing, Seller shall prepare and deliver to Purchaser a Closing Statement showing the monies due and payable to Seller in connection therewith, including all prorations and adjustments, which Closing Statement shall be subject to Purchaser's approval.

         8.2 Normal Adjustments. All adjustments shall be made as of the Closing Date, except if Purchaser does not purchase any Condominium Unit on the Closing Date, the adjustments covering that Unit shall be as of the date Purchaser pays the Purchase Price therefor. Such adjustments shall be set forth in Exhibit S hereof.

            8.3 Seller's Work and Meter Deposits. Seller covenants that it made the deposits set forth in Exhibit T hereof (the "Deposits") and Purchaser agrees that promptly after the Closing, Purchaser shall replace the $2,510.51 Meter Deposit Seller has with Con Edison. All other Deposits Seller has shall remain a deposit with the holder thereof. Purchaser agrees that if and when such Deposits are released by the holder thereof, such sums and any interest earned thereon shall be paid by the holder thereof to Seller.

           8.4 Tenant Installation Expenses. Purchaser shall have no responsibility for, and Seller shall pay in full prior to the Closing, any and all Tenant Installation Expenses and leasing commissions incurred or assumed under the terms of any Tenant Lease executed prior to the Closing. Tenant Installation Expenses incurred or assumed after the Closing in connection with any Tenant Lease shall also be the responsibility of Seller in addition to the leasing commissions in respect of such Tenant Leases, which shall be paid prior to the release of the leased space from the Master Lease.

              8.5 Rejection Claims. Purchaser acknowledges that any claims under the Bankruptcy Laws of the United States relating to leases rejected prior to the Closing Date of the Unit in which such Tenant has leased space, shall remain the property of Seller and nothing contained herein shall be deemed or construed to be an assignment of any such claim to Purchaser, and Seller shall be responsible for the costs incurred, if any, in getting such Tenant out of possession.

       9. Closing Procedures. When the Closing is in a condition to occur, and the Title Company has received oral, facsimile or telephonic confirmation from Seller or Seller's counsel and Purchaser or Purchaser's counsel that all of the Purchaser Conditions Precedent and all of the Seller Conditions Precedent to be fulfilled have been fulfilled to the satisfaction of Purchaser and Seller, respectively, the Seller, Purchaser and the Title Company shall distribute documents as follows:

              9.1 Recording. Deliver to the Title Company the Deed and any other documents or instruments which Purchaser and Seller may mutually direct to be recorded in the Official Records.

              9.2 Disbursement of Funds. Purchaser shall deliver to Seller, by federal wire transfer pursuant to wiring instructions delivered by Seller, that portion of the proceeds of the Purchase Price payable at Closing, subject to Seller's share of the Closing costs pursuant to Paragraph 7 hereof and Seller's share of the proration adjustments pursuant to Paragraph 8 hereof.

              9.3 Recorded Documents. Deliver to Purchaser and to Seller conformed copies of all documents to be recorded in the Official Records.

              9.4 Title Policy. The Title Company shall deliver the Title Policy to Purchaser.

              9.5 Documents Deliveries to Purchaser. Seller shall deliver to
Purchaser: (a) a copy of the Seller's Title Affidavit; (b) a copy of the transfer tax forms as filed; (c) the executed originals of the Bill of Sale, the Tenant Leases Assignment, the Notices to Tenants, the FIRPTA Affidavit, the General Assignment, the Seller's Closing Certificate, the Current Rent Roll, the Closing Statement and the Designated Service Contract Notices executed by Seller; and (d) copies of the Seller Authorization Documents.

              9.6 Document Deliveries to Seller. Purchaser shall deliver to
Seller: (a) the executed originals of the Tenant Leases Assignment and the Closing Statement executed by Purchaser; and (b) a certified copy of the transfer tax forms as filed.

         10. Casualty Damage. (a) If the Improvements on the Real Property are damaged by any casualty which constitutes a Major Casualty (as defined below), Purchaser shall have the right, by giving notice to Seller within twenty (20) days after Seller gives notice of the occurrence of such casualty to Purchaser, to terminate this Agreement, in which event this Agreement shall terminate, the Earnest Money shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except as otherwise expressly provided in this Agreement. If Purchaser and Seller acting reasonably and in good faith cannot agree as to whether or not the casualty constitutes a Major Casualty, then such loss shall be treated as a Major Casualty under the terms hereof. If the Improvements are damaged by any casualty which does not constitute a Major Casualty or if Purchaser has the right to terminate this Agreement pursuant to the preceding sentence but Purchaser does not exercise such right, then this Agreement shall remain in full force and effect and, after the amount of the loss has been approved by the insurance company and is acceptable to both, Seller and Purchaser, at the Closing, Purchaser shall take title to the Property subject to such casualty to the Property without any abatement to the Purchase Price and Seller shall assign to Purchaser, all of Seller's rights to any insurance proceeds to which Seller may be entitled as a result of such casualty, including any loss of rents, and Seller shall pay to Purchaser the amount of Seller's deductible under Seller's insurance policy. For purposes hereof, "Major Casualty" shall be deemed to be any damage or destruction to the Property where
(i) the cost of repair or replacement is estimated to be Five Hundred Thousand and 00/100 ($500,000.00) Dollars or more (as reasonably determined by Seller and Purchaser), or (ii) the work of repair or replacement shall take more than ninety (90) days from the date of such damage or destruction to repair or replace, in the parties' good faith judgment, or (iii) it is anticipated in the parties good faith judgement that the net operating income from the Property will be materially diminished after the repair or restoration is completed, or
(iv) any Tenant is entitled to abate such Tenant's rental beyond the period of any rental loss insurance paid to Purchaser or to terminate such Tenant's Tenant Lease, or (v) the insurance proceeds will not be payable prior to the scheduled Closing Date. Seller shall give notice to Purchaser promptly after the occurrence of any change to the Improvements on the Real Property by any casualty. Purchaser shall have a period of fifteen (15) days (or such shorter period as Purchaser may elect by giving notice to Seller) after Seller has given the notice to Purchaser required by this Paragraph 10 to evaluate the extent of the damage and make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Purchaser required by this Paragraph 10 and the period of fifteen (15) days described in this Paragraph 10 has expired. If there is a casualty to any Unit after the Closing but prior to the date Seller has released the last space located in that Condominium Unit from the Master Lease, the term of the Master Lease shall be extended for ninety (90) days. Anything herein to the contrary notwithstanding, if a Major Casualty occurs that does not damage all of the Condominium Units in the Closing, but does damage some of such Condominium Units, Purchaser shall have the option to purchase the undamaged Condominium Units at the Closing and postpone the Closing of the damaged Condominium Units or postpone the Closing until the damage has been repaired and the Tenants involved are back in their respective demised premises and open for business. If any Condominium Units are withdrawn from the Closing pursuant hereto, the Purchase Price paid at the Closing shall be reduced by the Purchase Price amount allocated to such withdrawn Condominium Units as set forth on Exhibit L hereto and the Purchase Price at the postponed Closing, for the withdrawn Condominium Units shall be the amount allocated thereto as set forth on Exhibit L.

                  (b) If the Common Elements, excluding Appurtenant Limited Common Elements to any Unit, are damaged by any casualty, Purchaser shall have the right (i) to postpone the Closing Date until said damage is fully repaired, or (ii) proceed with the Closing on the scheduled date. Purchaser shall promptly advise Seller within ten (10) business days after receipt of notice of such damage as to Purchaser's decision.

                  (c) Anything in this Section to the contrary notwithstanding, if a Major Casualty shall occur and Seller can display to, the reasonable discretion of Purchaser's Inspector, that it can within six (6) months from the date of the casualty, restore the damaged property, get all Tenants back into their demised premises on a rent paying basis and deliver to the Purchaser current Tenant Estoppel Certificates confirming such facts, Purchaser agrees that it shall not elect to cancel this Agreement. If Seller is not able to display that it is able to comply with the above, or Seller commences such restoration after compliance with the above but has not in fact satisfied the above conditions by the expiration of the six-month period, Purchaser shall have the option to (1) extend the time within which Seller has, to display that it can comply with the above or satisfy the conditions set forth above after commencing restoration, (2) close the purchase and sale in accordance with the terms of this Agreement or (3) cancel the Agreement and receive back the Earnest Money.

         11. Eminent Domain. If written notice from a governmental entity is received by Seller evidencing notice of intent to exercise its power of eminent domain of all or any material portion of the Real Property, or proceedings are commenced for the taking by exercise of the power of eminent domain of all or any portion of the Real Property, Purchaser shall have the right, by giving notice to Seller within fifteen (15) days after Seller gives notice to Purchaser of Seller's receipt of such notice of intent or the commencement of such proceedings (along with copies of any pleadings or material written communications from the condemning authority), to terminate this Agreement, in which event this Agreement shall terminate, the Earnest Money shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except as otherwise expressly provided in this Agreement. If Purchaser has the right to terminate this Agreement pursuant to the preceding sentence but Purchaser does not exercise such right, then this Agreement shall remain in full force and effect and, at the Closing, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Purchaser and Purchaser shall take title to the Property subject to such taking without any abatement to the Purchase Price. Seller shall give notice to Purchaser promptly after Seller's receiving notice of intent or notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. Purchaser shall have a period of fifteen (15) days (or such shorter period as Purchaser may elect by giving notice to Seller) after Seller has given the notice to Purchaser required by this Paragraph 11 to evaluate the extent of the taking and make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Purchaser required by this Paragraph 11 and the period of fifteen (15) days described in this Paragraph 11 has expired.

       12. Representations and Warranties.

              12.1 Seller. Seller represents and warrants to Purchaser as of the Effective Date of this Agreement as follows:


                      12.1.1  Authority.  Seller  has full  power and
authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by each Seller has been duly and validly authorized by all necessary action on the part of such Seller and all required consents and approvals have been duly obtained or will be as of the Closing. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of each Seller do not and will not conflict with or result in the breach of any condition or provision of terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which either Seller is a party or which is binding upon either Seller and no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon each Seller in accordance with its terms.

                      12.1.2 Tenant Leases and Rent Schedule. The List of Tenant Leases and the Rent Schedule attached hereto as Exhibit C and Exhibit E, respectively, are current and list all Tenant Leases relating to the Property. There are no leases, licenses or other occupancy agreements which are in effect with respect to the Real Property other than the Tenant Leases identified on the attached Rent Schedule.

                      12.1.3 Tenant Leases. Except as otherwise set forth on Exhibits C and E hereto:

                             (a) the Tenant Leases are in full force and effect
and neither Seller nor the Property Manager has received any notice of a cancellation or termination of any Tenant Lease;

                             (b) the Tenant Leases have not been supplemented,
amended, modified and/or changed in any manner whatsoever, except that any Tenant Lease that conflicts with or is not consistent with the Restated
Declaration or that does not clearly indicate that the demised premises are clearly a part of a Condominium Unit, as described in the Restated Declaration, shall be amended to make that clear and such amendment shall be subject to Purchaser's approval;

                             (c) the summary of the Tenant Leases and the Rent
Schedule are accurate and complete in all material respects, and Seller has no knowledge of any subleases or assignments by any Tenants;

                             (d) Seller holds all legal right, title and
interest as landlord under each of the Tenant Leases, and all of such Seller's right, title and interest in and to the Tenant Leases are free and clear of all liens, other than the assignment to the existing construction lender who will be paid in full at the Closing;

                             (e) to the best of Seller's knowledge, Seller has
fulfilled all of the landlord's duties and obligations in connection with the Tenant Leases;

                             (f) (i) to the best of Seller's knowledge, Seller
is not in default under any of the terms and provisions of the Tenant Leases, and (ii) neither Seller nor the Property Manager has received notice, nor has Seller any knowledge, of any alleged default in connection with the Tenant Leases;

                             (g) other than as set forth in the Tenant Leases,
there are no prepaid Rentals nor any currently existing Rental concessions or setoffs, nor is any Tenant entitled to Rental concessions for any period subsequent to the Closing, nor has Seller or the Property Manager received any notice from any Tenant asserting any defense, setoff, or counterclaim in connection with the Tenant Leases;

                             (h) the Tenants under the Tenant Leases are not in
default as to payments due under the terms and provisions of the Tenant Leases;

                             (i) no Tenant has the right to acquire all or any
portion of the Real Property, except for the right of first refusal covering Unit 5 included in that Tenant Lease; and

                             (j) there will be no leasing commissions due and
owing on the date of the Closing or at any time thereafter in connection with the then current term or any renewal term of the Lease of any of the Tenant Leases.

                      12.1.4 Employees. There are no employees of Seller or the Property Manager engaged in the operation and maintenance of the Property to which Purchaser shall, at or after Closing, have any obligation whatsoever. Nothing herein shall prevent Seller from retaining such employees or employee of Seller during the term of the Master Lease or Escrow Agreement. Seller assures Purchaser that the Condominium Association has no employees.

                      12.1.5 Contracts. There are no service agreements, maintenance and repair contracts, management contracts, contracts for the purchase or delivery of labor, services, materials, goods, inventory or supplies, equipment leases or rental agreements, or other contracts or agreements of any nature whatsoever which are in force and will survive the Closing and which relate to the leasing, use, operation, management or maintenance of the Property, or to any other matter with respect to the Property, except as specifically set forth on Exhibit F attached hereto.

                      12.1.6 Litigation. Seller has no knowledge, nor has Seller or the Property Manager received any notice of, any actual or threatened action, litigation or proceeding (including, but not limited to environmental matters and condemnation) by any entity, party organization, person or individual (including governmental authority, entity or agency).

                      12.1.7 Foreign Person. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

                      12.1.8 Eminent Domain. To Seller's knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding. Neither Seller nor Seller's Property Manager has received any specific notice (as opposed to information disseminated to the general public) that the Property is subject to any plan, study or contemplated public improvements by a governmental agency or authority which would materially affect the use of the Property for its intended use.

                      12.1.9  Hazardous  Substances.  To  Seller's  knowledge,
no Hazardous Substances, are or have been used, generated, released, disposed of or located on, under or about the Property, except for matters disclosed in the written third-party environmental/engineering reports delivered by Seller to Purchaser or obtained by Purchaser and except for such Hazardous Substances as may be used, generated, released or disposed of by any Tenant in the ordinary course of such Tenant's business. To Seller's knowledge, except as disclosed in the written third-party environmental/engineering reports delivered by Seller to Purchaser or obtained by Purchaser, the Property, its use and its operation are not in violation of any Environmental Laws (as defined below). Except as disclosed in the environmental reports delivered to Purchaser by Seller neither Seller nor the Property Manager has received any notice of any pending or threatened requests for information or inquiries from any governmental agency, department, commission, court, bureau or other authority of any investigations, actions, suits, claims or proceedings relating to the presence, generation, release, production, disposal, treatment, emission, migration, transportation or storage of Hazardous Substances in or at the Property. As used herein "Environmental Law(s)" means federal, state and local laws, statutes, ordinances, rules, regulations (including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. ' 9601 et seq.) and the applicable provisions of all New York Statutes, as amended from time to time, and rules and regulations promulgated thereunder), authorizations, judgments, decrees, administrative orders, concessions, grants, franchises, agreements and other governmental restrictions and requirements relating to the environment. As used herein, "Hazardous Substance(s)" means, at any time, (a) any substance, product, chemical, compound, material, mixture, waste or other material of any nature whatsoever:
(i) which is now defined or otherwise  classified  pursuant to any Environmental
Laws as a "hazardous substance," "hazardous waste," "infectious water," "hazardous material," "extremely hazardous waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity; or
(ii) which is regulated or listed by any local, state or federal governmental authority, entity or agency pursuant to any Environmental Laws; (b) asbestos and asbestos-containing materials; (c) PCB's; and (d) petroleum and petroleum products or fractions thereof, including crude oil, and any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel or any mixture thereof.

                      12.1.10 Service Contracts. Except as otherwise noted on Exhibit F hereto: (a) to Seller's knowledge, each of the contracts identified in Exhibit F hereto is in full force and effect in accordance with its material terms; (b) no notice of material default on the part of the other party to any of the such contracts has been sent by or on behalf of Seller (including a default notice describing an event which, with the passage of time, would constitute a so-called "event of default" under a contract), except with respect to a material default which, as of the date hereof, has been cured; and (c) except with respect to material defaults or breaches which have been cured, no written notice of material default or breach on the part of the owner of the Property under any of such contracts identified in Exhibit F has been received by Seller or the Property Manager.

                      12.1.11  Bankruptcy.  No  attachments,   execution
proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, or other proceedings are pending or, to Seller's knowledge, threatened against Seller, nor is Seller contemplating commencing any such proceedings. Seller has not been a debtor under any case commenced under the United States Bankruptcy Code.

                      12.1.12 Governmental Regulations. Neither Seller nor the Property Manager has received any notice from any governmental agency, department, commission, court, bureau or other authority that Seller or the Property is in violation of any applicable laws, statutes, ordinances, rules, regulations, authorizations, decrees, administrative orders, permits, agreements, licenses, concessions, grants or other governmental restrictions and requirements (other than violations which have already been corrected).

                      12.1.13 Review and Inspection Items. Seller has delivered to Purchaser all Tenant Leases, and Seller has delivered to Purchaser or made available for Purchaser's review and inspection, all of the contracts and agreements referred to in Paragraph 1.1.5, all Permits, all Plans and Specifications, all Reciprocal Easement Agreements, the General Contractor's guaranty of completion, all Warranties and all Books and Records in the possession or control of Seller.

                  12.1.14 Insurance. Seller has at all times during Seller's ownership kept the Property insured in a commercially reasonable manner. The insurance policies currently providing such coverage have been made available to Purchaser.

                      12.1.15 Complete Copies. To Seller's knowledge, all of the instruments, documents, lists, schedules and items with respect to the Property which Seller has delivered or made available, or will deliver or make available to Purchaser pursuant to this Agreement are complete copies.

                      12.1.16 Intangible Rights. Seller has not transferred any rights it may have in any Intangible Rights to any other party nor are any of the Intangible Rights presently encumbered by the act of Seller.

                  12.1.17 The information provided by Seller to Purchaser as set forth in items 1, 8, 9, 11, 13, 14 and on Exhibit H is to Seller's knowledge and to the knowledge of its general contractor and Property Manager, true, accurate and complete in all material respects.

                  As used in this Agreement, "to Seller's knowledge" or other references herein to Seller's knowledge mean, to the actual knowledge of Seller, after having made inquiry of the subject generally and with Seller's Property Manager and Seller's general contractor, who Seller represents and warrants is the individual primarily involved with the leasing, ownership, management and operation of the Property.

         12.2 Purchaser. Purchaser represents and warrants to Seller as of the Effective Date of this Agreement as follows:


                  12.2.1 Authority. Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland. Purchaser has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and validly authorized by all necessary action on the part of Purchaser and all required consents and approvals have been duly obtained or will be as of the Closing. This Agreement is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. At Closing, Purchaser shall deliver to Seller appropriate resolutions as Seller may reasonably deem necessary to evidence the authorization of Purchaser for the purchase of the Property and the taking of all action to be taken by Purchaser hereunder.

                  12.2.2 Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, or other proceedings are pending or, to Purchaser's knowledge, threatened against Purchaser, nor is Purchaser contemplating commencing any such proceedings. Purchaser has not been a debtor under any case commenced under the United States Bankruptcy Code.

              12.3 Continuing Effect. The express representations and warranties made by Seller and Purchaser in this Paragraph 12 are in addition to any other representations and warranties of Seller or Purchaser made elsewhere herein. The truth and accuracy of the representations and warranties made by Seller and Purchaser in this Agreement shall constitute a condition to the Closing and shall not merge into the execution and delivery of the Deed or the other instruments and documents to be executed and delivered at Closing and shall survive the Closing through and including the date which is twelve (12) months from said Closing Date, except those representations and, warranties, which expire twelve (12) months after the pertinent space is released from the Master Lease or the work is completed pursuant to the Escrow Agreement and expires twelve (12) months after the escrowed funds therefor are released from escrow, and shall automatically expire upon the expiration of said twelve (12) month period unless prior thereto Purchaser or Seller, as the case may be, has delivered written notice to the other party of a breach or claim thereunder.

       13. Seller Operating Covenants. From and after the date hereof, Seller agrees as follows with respect to the ownership, use, maintenance, management and operation of the Property:

              13.1 Operation and Maintenance. Seller shall or require that its Tenants (a) keep the Property insured against fire, vandalism and other loss, damage and destruction with the same coverage, policy limits and deductible amounts as are currently maintained by Seller, (b) use Seller's commercially reasonable efforts to comply with all applicable laws, statutes and ordinances and other governmental rules, restrictions and authorizations and regulations in effect as of the date hereof and to keep in full force and effect all Permits in effect with respect to the Property, and (c) provide all services and continue to operate, manage and maintain the Property (including all mechanical equipment and systems within the Improvements) in good order and condition such that the Property shall be in the same condition on the Closing Date as on the date hereof, reasonable wear and tear excepted.

              13.2 Amendment of Service Contracts. Seller shall not, without Purchaser's prior written consent, extend or modify any existing service contract relating to the Property or enter into any new service contract relating to the Property which cannot be terminated on less than thirty (30) days' notice without imposition of a premium or penalty. Seller shall provide Purchaser with written notice of and a copy of any new service contract entered into by Seller relating to the Property, notwithstanding that it can be terminated on less than thirty (30) days' notice.

              13.3 Sale, Transfer or Encumbrance. Seller shall not sell, encumber, pledge, hypothecate or otherwise transfer any portion of the Property, or any interest therein, without Purchaser's prior written consent (which consent may be withheld in Purchaser's sole and absolute discretion).

              13.4 Renovations or Alterations. Seller shall not undertake or commence any material renovations or alterations at the Real Property, except those necessary to comply with the Tenant Leases or applicable governmental regulations or as permitted pursuant hereto.

              13.5 Change in Laws. Seller shall not voluntarily consent to any change in any governmental ordinances, rules, authorizations, permits, licenses, restrictions, grants or regulations relating to building, zoning and land use affecting the development, use, occupancy or enjoyment of the Property or to any material change in any Permit, except that Seller may apply for and obtain a subdivision pursuant to which Unit 8 and its appurtenances are subdivided from the remaining portion of the Condominium.

              13.6 Tenant Leases. Seller shall not (unless required under the terms of the Tenant Lease), without the prior approval of Purchaser, which approval may be withheld or conditioned in Purchaser's sole and absolute discretion, in any respect execute any additional lease affecting the Real Property or amend, modify or terminate, or waive any rights under, a Tenant Lease. Between the date of this Agreement and the Closing Date, Seller shall not consent (unless required under the terms of a Tenant Lease) to any assignment or sublease requested by a Tenant without the prior approval of Purchaser, which approval may not be unreasonably withheld. Seller shall not, without Purchaser's prior written consent (which consent may be withheld or conditioned in Purchaser's sole and absolute discretion) (i) apply all or any portion of any Tenant Security Deposit to any delinquent rentals or to cure any other default under any Tenant Lease, or (ii) accept payment of rentals or other sums due from any Tenant in advance of more than one (1) month of the due date. Unless required under the terms of such Tenant Lease, Seller shall not renew or extend a Tenant Lease, between the date of this Agreement and the Closing Date, without the prior approval of Purchaser, which approval may not be unreasonably withheld. Unless requested under the terms of such Tenant Lease, after the date which is five (5) business days prior to the expiration of the Inspection Period, Seller shall not renew or extend a Tenant Lease without the prior approval of Purchaser, which may be withheld by Purchaser in its sole and absolute discretion. Purchaser must respond to a request by Seller for the approval by Purchaser of a proposed extension or renewal within two (2) business days of the request by Seller for such approval. If Purchaser does not respond to Seller's request for approval within such two (2) business day period, then the proposed renewal or extension shall be deemed approved by Purchaser. The foregoing notwithstanding, Seller, without the consent of Purchaser, shall have the right (a) to enter into a new Tenant Lease for the unleased space in the Condominium Units, using Seller's standard form lease at the rental rates acceptable to Purchaser and in accordance with the Leasing Criteria set forth in Exhibit U hereof, and (b) to amend Tenant Leases for such adjustments as Seller deems reasonable and prudent to accommodate the substantial completion of the tenant fit-up required under such leases and the actual rent commencement date of such leases, provided, however, such amendments do not adversely affect the obligations of Tenants to pay rent from and after the Closing Date.

              13.7 Construction Completion. Except for tenant installations in unleased space, Seller agrees to complete the construction of the Improvements to the buildings, and the improvements to the Common Elements, in accordance with the Plans and Specifications prior to the Closing and fit-up of tenanted spaces in accordance with Tenant Leases and punchlist items, if any, required to be performed under Tenant Leases. Purchaser shall have the right to have Purchaser's Inspector monitor construction and reasonably certify completion in accordance with the Plans and Specifications. Purchaser agrees that it will rely on the Bonds, the Indemnity Agreement and the Escrow Agreement in connection with incomplete site work. Purchaser has designated Anthony Romano, A.I.A. as Purchaser's Inspector.

           14. Indemnification.

14.1 Seller's Indemnification of Purchaser. Seller hereby agrees to indemnify, defend, and hold Purchaser harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs, and expenses, including interest, penalties and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by Purchaser by reason of or resulting from (a) liabilities arising from or as a result of Seller's or Property Manager's acts or omissions and arising prior to the later of the Closing or the date such space was released from the Master Lease, asserted by any person or persons claiming under or with respect to the Tenant Leases, (b) claims by third parties for personal injuries or property damages relating to Seller or the Real Property that arise or accrue prior to the later of the Closing or the date such space was released from the Master Lease for those involving space covered by the Master Lease other than those directly caused by Purchaser's entry upon or inspection of the Real Property prior to Closing and (c) claims by third parties for personal injuries or property damages relating to Seller or the Real Property caused by Seller or its contractors occurring after the Closing Date but prior to the date Seller completes all work on the Real Property.

              14.2 Purchaser's Indemnification of Seller. Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by Seller by reason of or resulting from (a) liabilities arising from or as a result of Purchaser's or Purchaser's managing agent's acts or omissions and arising after the later of the Closing, or the date such space was released from the Master Lease, asserted by any person or persons claiming under or with respect to the Tenant Leases; (b) claims by third parties for personal injuries or property damages relating to periods after the Closing, except those involving space covered by the Master Lease or work covered by the Escrow Agreement that arise or accrue after the Closing and prior to the date Seller completes all work on the Real Property and prior to the date all space is released from the Master Lease and (c) except as limited in Paragraph 2.1 above, entry upon the Real Property prior to the Closing by Purchaser, Purchaser's agents, designees or representatives.

       15. Assignment.

              15.1 Assignment by Purchaser. Purchaser shall have the right, exercisable in Purchaser's sole and absolute discretion, to assign this Agreement and all of Purchaser's rights or obligations hereunder, on any one or more occasions to a wholly owned subsidiary, or as provided in Section 15.2. From and after each such assignment, all references herein to Purchaser shall be deemed to be references to such assignee, provided however, that such assignment shall not release the assignor from its obligations and liabilities hereunder and the assignor shall remain liable for such obligations and liabilities until such assignee performs all of Purchaser's obligations hereunder or the assignee's performance is excused pursuant to the terms of this Agreement.

              15.2 Assignment and Tax Free Exchange. It may be the intent of Seller and Purchaser to utilize the Qualifying Exchange, as provided for in
Section 1031 of the U.S. Internal Revenue Code (the "Code") in connection with the conveyance of the Property. Purchaser and Seller will reasonably cooperate with each other if either elects to utilize such Qualifying Exchange in connection with the conveyance of the Property, including, but not limited to, the assignment of this Agreement to a Qualified Intermediary as defined in the Code, the closing of the sale through such Qualified Intermediary and the re-assignment of this Agreement from such Qualified Intermediary. Purchaser and Seller respectively hereby consents to (a) assignment of this Agreement to such Qualified Intermediary, (b) the re-assignment of this Agreement from such Qualified Intermediary to Seller or Purchaser respectively and (c) the taking of title by Seller in the Replacement Property directly in Seller's name. The closing of this transaction is not contingent on such exchange and such exchange shall not delay the closing.

                           Notwithstanding anything to the contrary contained
herein, Seller and Purchaser agree to cooperate with each other's attempt to facilitate a tax-deferred exchange under Section 1031 of the Internal Revenue Code. In connection therewith, Seller and Purchaser agree to execute such documents, or perform such acts, as may be reasonably necessary to effect said exchange. Provided however, that neither party shall bear any cost or liability in connection with its cooperation in facilitating such an exchange, and that such exchange shall not delay the scheduled Closing Date without the approval of both parties.

                           Seller shall not be required to execute, undertake or
assume any obligation or liability in connection with the Purchaser's tax deferred exchange and in no event shall (A) Seller incur any expense or liability in connection with Purchaser's Qualifying Exchange, (B) Seller take title to any property or (C) Purchaser's inability to consummate its Qualifying Exchange affect or excuse any of its obligations under this Agreement. If Purchaser desires to participate in a Qualifying Exchange, then, prior to the Closing, Purchaser shall provide written notice thereof to Seller, together with copies of all documents relating thereto. In the event of any permitted assignment of this Agreement by Purchaser, Purchaser shall remain primarily liable for all obligations of Purchaser under this Agreement, notwithstanding any such Assignment.


                           It is understood and agreed that if either party
elects to involve this transaction in a tax deferral exchange, the obligations hereunder involving the execution of the Master Lease and Escrow Agreement by the parties hereto shall not be affected nor shall the obligations of Seller and Purchaser to perform its obligations under this Agreement be affected.

                           Purchaser shall not be required to execute, undertake
or assume any obligation or liability in connection with the Seller's tax deferred exchange and in no event shall (A) Purchaser incur any expense or liability in connection with Seller's Qualifying Exchange,
(B) Purchaser take title to any property or (C) Seller's inability to consummate its Qualifying Exchange affect or excuse any of its obligations under this Agreement. If Seller desires to participate in a Qualifying Exchange, then, prior to the Closing, Seller shall provide written notice thereof to Purchaser, together with copies of all documents relating thereto. In the event of any permitted assignment of this Agreement by Seller, Seller shall remain primarily liable for all obligations of Seller under this Agreement, notwithstanding any such Assignment.

              15.3 No Other Assignment. Except as provided in Paragraph 15.1 and 15.2, neither Purchaser nor Seller shall assign all or any part of this Agreement or any of their rights or obligations hereunder, or any interest therein, whether by operation of law or otherwise, without the prior written consent of Seller or Purchaser, as applicable, and any such assignment contrary to the terms hereof shall be null and void and of no force or effect. Except as the other party may otherwise agree in writing, in no event shall any assignment by Purchaser or Seller of all or any part of this Agreement or of any of their rights or obligations under this Agreement, whether before or after the Closing, release Purchaser or Seller, as the case may be, from any of their respective liabilities or obligations hereunder.

       16. Remedies.

              16.1 Seller's Default. If Seller shall fail to consummate this Agreement for any reason, except Purchaser's default or a termination of this Agreement by Purchaser or Seller pursuant to an express right to do so under the provisions hereof, Purchaser's sole and exclusive remedies (except for Seller's indemnity obligations under Paragraphs 14 and 17 hereof) shall be to either: (i) terminate this Agreement by delivery of written notice of termination to Seller, with a copy to Escrow Agent, in which event all of the Earnest Money shall be returned to Purchaser, or (ii) elect to pursue specific performance. Purchaser shall have the right to seek an order or decree of specific performance requiring Seller to consummate the transaction contemplated herein, inasmuch as the parties recognize and acknowledge that there is no adequate remedy at law to compensate fully Purchaser for a breach by Seller of Seller's covenants under this Agreement.

              16.2 Purchaser's Default. If Purchaser should fail to consummate this Agreement for any reason, except Seller's default or the termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the terms and provisions hereof, then Seller, as Seller's sole and exclusive remedy (except for Purchaser's indemnity obligations under Paragraphs 2.1, 14 and 17 which shall survive such termination), may terminate this Agreement by delivery of written notice of termination to Purchaser, with a copy to Escrow Agent, in which event Seller shall be entitled to retain the Earnest Money as liquidated damages. The parties agree that Seller will suffer damages in the event of Purchaser's default hereunder and that the amount of such damages are difficult or impossible to determine. Accordingly, the parties agree that liquidated damages in the amount of the Earnest Money is a reasonable estimate of Seller's loss in the event of Purchaser's default and is not a penalty and is intended as full liquidated damages except for Purchaser's indemnity obligations under Paragraph 2.1 which shall survive such termination.

       17. Real Estate Commissions. Each party hereto represents and warrants to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder and that such party has not dealt with any broker or finder purporting to act on behalf of any other party in such a manner as to cause a claim for commission to arise. Purchaser represents that Purchaser has made no understandings, agreements or arrangements with any party for the payment of any fees or commissions in connection with this transaction. Seller represents that Seller has made no understandings, agreements or arrangements with any party for the payment of any fees or commissions in connection with this transaction. Each party hereto shall indemnify, defend and hold harmless the other party from and against any and all claims, losses, damages, liabilities, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

       18. No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

       19. Notice. Any notice or communication required or permitted hereunder shall be given in writing, and shall be given by (a) personal delivery, (b) overnight courier delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or
(d) facsimile transmission (provided that such facsimile transmission is confirmed by overnight courier delivery service in the manner previously described), addressed as follows:

                  If to Seller, to:      Columbia Somers , L.L.C.
                                         30 Corporate Circle
                                         Albany, New York   12203
                                         Attn:  Joseph R. Nicolla
                                         Telephone No. (518) 862-9133
                                         Facsimile No. (518) 862-9443

                  With a copy to:        Segel, Goldman, Mazzotta & Siegel, P.C.
                                         9 Washington Square
                                         Albany, New York 12205
                                         Attn: Thomas G. Mazzotta
                                         Telephone No. (518) 452-0941
                                         Fascimile No. (518) 452-0417

                                                 and

                                         Shamberg Marwell Hocherman Davis &
                                         Hollis, P.C.
                                         55 Smith Avenue
                                         Mount Kisco, New York 10549
                                         Attn: Henry Hocherman
                                         Telephone No. (914) 666-5600
                                         Fascimile No. (914) 666-6267

                  If to Purchaser, to:   Urstadt Biddle Properties Inc.
                                         321 Railroad Avenue
                                         Greenwich, CT  06830
                                         Attn:Willing L. Biddle
                                         Telephone No. 203-863-8206
                                         Facsimile No. 203-861-6755

                  With a copy to:        Urstadt Biddle Properties Inc.
                                         321 Railroad Avenue
                                         Greenwich, CT  06830
                                         Attn:Raymond P. Argila
                                         Telephone No. 203-863-8210
                                         Facsimile No. 203-861-6755

                                                   and

                                        Bleakley Platt & Schmidt, LLP
                                        One North Lexington Avenue
                                        White Plains, New York 10601
                                        Attn: Joseph B. Glatthaar
                                        Telephone No. (914) 949-2700
                                        Facsimile  No. (914) 683-6956

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice shall be deemed to have been given, and the time to respond thereto, if applicable, shall commence to run, on the date of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of facsimile transmission, upon receipt. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party, but notice given solely to the attorney for a party shall not be deemed to be notice to such party.

       20. NO OTHER REPRESENTATIONS. EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER AT CLOSING, NEITHER SELLER NOR SELLER'S REPRESENTATIVES MAKE OR HAVE MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, ITS PHYSICAL CONDITION, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, OR ITS OBLIGATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE SAME. EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER AT CLOSING, ALL ASSETS SOLD HEREBY ARE SOLD "AS IS" AND "WHERE IS." THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS BETWEEN SELLER AND PURCHASER COLLATERAL TO OR AFFECTING THE PROPERTY EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER AT CLOSING. ANY SUIT BY A PARTY FOR ANY BREACH BY THE OTHER PARTY OF ANY EXPRESS REPRESENTATION AND WARRANTY CONTAINED IN PARAGRAPH 12 HEREOF SHALL BE FOREVER BARRED UNLESS WRITTEN NOTICE OF ANY CLAIM BY A PARTY HAS BEEN DELIVERED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF TWELVE (12) MONTHS FROM THE DATE OF THE CLOSING AT WHICH SUCH REPRESENTATIONS AND WARRANTIES WERE MADE, AND NO ACTION BASED THEREON SHALL BE COMMENCED MORE THAN EIGHTEEN (18) MONTHS AFTER THAT DATE, EXCEPT THAT REPRESENTATIONS AND WARRANTIES MADE BY SELLER SHALL EXPIRE, (A) AS THE SAME APPLIES TO THE SPACES AND LEASES COVERED BY THE MASTER LEASE, SHALL EXPIRE TWELVE (12) MONTHS AFTER THE DATE SUCH SPACE IS RELEASED FROM THE MASTER LEASE AND (B) AS THE SAME APPLIES TO THE WORK REQUIRED TO BE PERFORMED BY SELLER UNDER THE ESCROW AGREEMENT, SHALL EXPIRE TWELVE (12) MONTHS AFTER THE AMOUNT ESCROWED THEREFOR IS RELEASED FROM THE ESCROW.

       21. Attorneys' Fees and Legal Expenses. Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Agreement or for any other judicial remedy as a result of such alleged breach, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, including all reasonable appellate attorneys' fees, and all court costs and other reasonably related expenses in connection with said proceeding.

       22. Survival of Agreement. The representations, warranties, covenants or other obligations of the Seller or Purchaser set forth in this Agreement shall survive the Closing Date through and including the date which is twelve (12) months from the date at which the same commences as set forth in Paragraph 20 hereof.

       23. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

       24. Complete Agreement. This Agreement embodies the complete agreement between the parties hereto and cannot be modified except by the written agreement executed and delivered by both of the parties. This Agreement supersedes all prior discussions, agreements or understandings between the parties hereto.

       25. Applicability. Subject to Paragraph 15 above, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       26. Effective Date; Time of the Essence. The "Effective Date" as used in this Agreement shall mean the date of this Agreement as first set forth above. Time is of the essence in the performance of Seller's and Purchaser's obligations under this Agreement.

       27. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

       28. Exhibits. All exhibits described herein and attached hereto are fully incorporated into this Agreement by this reference and are made a part of this Agreement for all purposes.

       29. Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original. It shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

       30. Periods. If any period or time set forth in this Agreement ends or occurs on a day which is not a Business Day, then such period or time shall instead end on the next immediately following Business Day.

       31. Applicable Laws. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York.

       32. Confidentiality. Seller and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and prior to Closing, unless consented to in writing by the other party neither party shall record this Agreement or a memorandum hereof in any public records or make any press release or other public disclosure concerning this transaction, and each party shall use its reasonable efforts to prevent disclosure of this transaction and Purchaser shall keep in confidence and shall not disclose any of the data, materials and information with respect to the Property obtained by Purchaser from Seller or any of Seller's agents or representatives prior to Closing, other than (a) to prospective investors and their respective directors, trustees, officers, beneficiaries, employees, attorneys, agents and consultants, (b) to directors, trustees and officers of the parties, and employees, agents, bankers, attorneys, accountants, consultants, and affiliates of the parties who are involved with this transaction, and to the Title Company and Escrow Agent, and to Purchaser's consultants who are retained to investigate any of the matters referred to in Paragraph 2.1 and Paragraph 3, all of which shall be advised of non-disclosure provisions hereof; (c) as required by law or governmental regulation or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction; (d) in any action or proceedings between any parties to this Agreement; and/or (e) in any filings with governmental authorities required by reason of the transactions provided for herein, or as may be required to comply with the filing requirements of applicable law or rule, including but not limited to the filing of an 8K, 10Q, 10K and other filings required under applicable Securities and Exchange Commission Rules or New York Stock Exchange Rules. The foregoing confidentiality provisions shall not apply to any data, materials or information which is in the public domain or otherwise available from another non-confidential source. The provisions of this Paragraph 32 shall survive any termination of this Agreement but shall not survive the Closing.

       33. Construction. The parties acknowledge that their attorneys have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

       34. Indemnities. In any provision of this Agreement which requires the Indemnification of one party by another party, the following provision shall apply to such indemnification. Upon demand by an indemnified party, the indemnitor shall defend any investigation, proceeding or claim which is brought against the indemnified party, whether together, alone or with the indemnitor or any other person, all at indemnitor's sole cost and expense, and with counsel to be approved by the indemnified party in exercise of its reasonable judgment. In the alternative, the indemnified party may elect to conduct its own defense at the expense of the indemnitor.

       35. Terms Generally. The term "person" includes individuals, corporations, partnerships, trusts, other legal entities, organization and associations, and any government or governmental agency or authority. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "approval", "consent" and "notice" shall be deemed to be preceded by the word "written".

       36. Further Assurances. Subject to the limitations contained in this Agreement, from and after the date of this Agreement, Seller and Purchaser agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

       37. Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

     38. Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

         IN WITNESS WHEREOF, this Agreement is executed in multiple originals, if applicable, by Seller and Purchaser under seal as of the date first above written.


                         "SELLER"

                         COLUMBIA SOMERS, L.L.C. ,
                         a New York limited liability company

                         By:    /s/ Joseph R. Nicolla
                         Name:   Joseph R. Nicolla
                         Title:  Manager


                        "PURCHASER"


                         URSTADT BIDDLE PROPERTIES INC.,
                         a Maryland corporation


                        By: /s/Willing L. Biddle
                        Name:  Willing L. Biddle
                        Title: President

                           ESCROW AGENT ACKNOWLEDGMENT



         By the execution hereof on this _____ day of ___________, 2002, the Escrow Agent hereby acknowledges, covenants and agrees that:

         (i) A fully executed copy of this Agreement has been received by Escrow Agent;

         (ii) the Earnest Money has been deposited (subject to clearance) with Escrow Agent as contemplated in this Agreement, and shall be held by Escrow Agent pursuant to the terms of this Agreement; and

         (iii) Escrow Agent agrees to be bound by this Agreement and to perform its obligations hereunder.

                        "ESCROW AGENT"

                        SHAMBERG MARWELL HOCHERMAN DAVIS
                        & HOLLIS, P.C.


                        By:    ____________________________________
                        Name:  Henry Hocherman
                        Title: Partner

                 FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT



         This Agreement ("First Amendment") is made as of this 13th day of November, 2002, between COLUMBIA SOMERS, L.L.C., as "Seller", and URSTADT BIDDLE PROPERTIES INC., as "Purchaser", under the following circumstances:

                  A. By Purchase and Sale Contract and Joint Escrow Instructions dated October 15, 2002 (the "Contract"), Seller agreed to sell and convey, and Purchaser agreed to purchase and pay for, Condominium Nos. 2, 3, 4-A, 4-B, 5, 6 and 7 and appurtenant rights as set forth in the Contract being part of the Somers Commons Condominium, Somers, New York, as more particularly described therein.

                  B. Section 2.1 of the Contract provides for an inspection period (the "Inspection Period") which is scheduled to expire on November 14, 2002 ("Inspection Period Expiration Date"). Purchaser and Seller wish to extend the Inspection Period Expiration Date and the Purchaser's Title and Survey Notice Date to November 26, 2002 as hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. The Inspection Period Expiration Date under the Contract is hereby extended from November 14, 2002 to November 26, 2002.

2. Section 3.1 of the Contract is modified to provide that notwithstanding anything to the contrary contained in the Contract, the Purchaser's Title and Survey Notice Date is extended to November 26, 2002 and hereafter shall be the same date as the Inspection Period Expiration Date.

3. Except as provided herein, the Contract is not otherwise altered or amended, and the Contract, as amended hereby, is ratified and confirmed.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile signatures shall be deemed to have the same force and effect as delivery of original signatures.

                  WITNESS the execution hereof as of the date and year first written above.

                                   PURCHASER:

                                           URSTADT BIDDLE PROPERTIES INC.
                                           a Maryland corporation.

                                           By:   /s/ Willing L. Biddle
                                                 Willing L. Biddle
                                                 President



                                     SELLER:

                                             COLUMBIA SOMERS, L.L.C.

                                             By:  /s/ Joseph R. Nicolla
                                                  Joseph R. Nicolla
                                                  Manager

               SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT



         This Agreement ("Second Amendment") is made as of this 26th day of November, 2002, between COLUMBIA SOMERS, L.L.C., as "Seller", and URSTADT BIDDLE PROPERTIES INC., as "Purchaser", under the following circumstances:

                  A. By Purchase and Sale Contract and Joint Escrow Instructions dated October 15, 2002 and First Amendment to Purchase and Sale Contract dated November 13, 2002 (the "Contract"), Seller agreed to sell and convey, and Purchaser agreed to purchase and pay for, Condominium Nos. 2, 3, 4-A, 4-B, 5, 6 and 7 and appurtenant rights as set forth in the Contract being part of the Somers Commons Condominium, Somers, New York, as more particularly described therein.

                  B. Section 2.1 of the Contract provides for an inspection period (the "Inspection Period") which is scheduled to expire on November 26, 2002 ("Inspection Period Expiration Date"). Purchaser and Seller wish to extend the Inspection Period Expiration Date and the Purchaser's Title and Survey Notice Date to December 6, 2002 as hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. The Inspection Period Expiration Date under the Contract is hereby extended from November 26, 2002 to December 6, 2002.

2. Section 3.1 of the Contract is modified to provide that notwithstanding anything to the contrary contained in the Contract, the Purchaser's Title and Survey Notice Date is extended to December 6, 2002 and hereafter shall be the same date as the Inspection Period Expiration Date.

3. Except as provided herein, the Contract is not otherwise altered or amended, and the Contract, as amended hereby, is ratified and confirmed.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile signatures shall be deemed to have the same force and effect as delivery of original signatures.

                  WITNESS the execution hereof as of the date and year first written above.

                                   PURCHASER:

                                            URSTADT BIDDLE PROPERTIES INC.
                                            a Maryland corporation.

                                            By:   /s/ Willing L. Biddle
                                                      Willing L. Biddle
                                                      President



                                     SELLER:

                                            COLUMBIA SOMERS, L.L.C.

                                            By:  /s/ Joseph R. Nicolla
                                                     Joseph R. Nicolla
                                                     Manager

                 THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT



         This Agreement ("Third Amendment") is made as of this 6th day of December, 2002, between COLUMBIA SOMERS, L.L.C., as "Seller", and URSTADT BIDDLE PROPERTIES INC., as "Purchaser", under the following circumstances:

                  A. By Purchase and Sale Contract and Joint Escrow Instructions dated October 15, 2002, First Amendment to Purchase and Sale Contract dated November 13, 2002 and Second Amendment to Purchase and Sale Contract dated November 26, 2002 (the "Contract"), Seller agreed to sell and convey, and Purchaser agreed to purchase and pay for, Condominium Nos. 2, 3, 4-A, 4-B, 5, 6 and 7 and appurtenant rights as set forth in the Contract being part of the Somers Commons Condominium, Somers, New York, as more particularly described therein.

                  B. Section 2.1 of the Contract provides for an inspection period (the "Inspection Period") which is scheduled to expire on December 6, 2002 ("Inspection Period Expiration Date"). Purchaser and Seller wish to extend the Inspection Period Expiration Date and the Purchaser's Title and Survey Notice Date to December 13, 2002 as hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. The Inspection Period Expiration Date under the Contract is hereby extended from December 6, 2002 to December 13, 2002.

2. Section 3.1 of the Contract is modified to provide that notwithstanding anything to the contrary contained in the Contract, the Purchaser's Title and Survey Notice Date is extended to December 13, 2002 and hereafter shall be the same date as the Inspection Period Expiration Date.

3. Section 5(a) of the Contract is amended to provide that the Purchase Price to be paid by Purchaser to Seller for all of the Condominium Units is Twenty-One Million Eight Hundred Fifty Thousand and 00/100 Dollars.

4. Purchaser acknowledges and agrees that in consideration for the reduction in the Purchase Price set forth in paragraph 3 above, Purchaser will not make further objection to the existing environmental clean-up plan affecting the Common Elements (presuming that Unit 8 and the land appurtenant there to will not be part of the Common Elements). Notwithstanding the foregoing, it shall be a condition precedent to Purchaser's obligation to close that Purchaser be satisfied in its discretion that it will be entitled to the benefit of the existing environmental insurance policy by either i) assignment to Purchaser,
ii) the naming of Purchaser as a named insured thereunder or iii) the naming of Purchaser as an additional insured thereunder, at Purchaser's election.

5. Except as provided herein, the Contract is not otherwise altered or amended, and the Contract, as amended hereby, is ratified and confirmed.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile signatures shall be deemed to have the same force and effect as delivery of original signatures.

                  WITNESS the execution hereof as of the date and year first written above.

                                   PURCHASER:

                                         URSTADT BIDDLE PROPERTIES INC.
                                         a Maryland corporation.

                                         By:  /s/ Willing L. Biddle
                                                  Willing L. Biddle
                                                  President


                                     SELLER:

                                           COLUMBIA SOMERS, L.L.C.

                                           By:  /s/ Jospeh R. Nicolla
                                                    Joseph R. Nicolla
                                                    Manager

                 FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT



         This Agreement ("Fourth Amendment") is made as of this 13th day of December, 2002, between COLUMBIA SOMERS, L.L.C., as "Seller", and URSTADT BIDDLE PROPERTIES INC., as "Purchaser", under the following circumstances:

                  A. By Purchase and Sale Contract and Joint Escrow Instructions dated October 15, 2002, First Amendment to Purchase and Sale Contract dated November 13, 2002 and Second Amendment to Purchase and Sale Contract dated November 26, 2002 and Third Amendment to Purchase and Sale Contract dated December 6, 2002 (the "Contract"), Seller agreed to sell and convey, and Purchaser agreed to purchase and pay for, Condominium Nos. 2, 3, 4-A, 4-B, 5, 6 and 7 and appurtenant rights as set forth in the Contract being part of the Somers Commons Condominium, Somers, New York, as more particularly described therein.

                  B. Section 2.1 of the Contract provides for an inspection period (the "Inspection Period") which is scheduled to expire on December 13, 2002 ("Inspection Period Expiration Date"). Purchaser and Seller wish to extend the Inspection Period Expiration Date and the Purchaser's Title and Survey Notice Date to December 20, 2002 as hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. The Inspection Period Expiration Date under the Contract is hereby extended from December 13, 2002 to December 20, 2002.

2. Section 3.1 of the Contract is modified to provide that notwithstanding anything to the contrary contained in the Contract, the Purchaser's Title and Survey Notice Date is extended to December 20, 2002 and hereafter shall be the same date as the Inspection Period Expiration Date.

3. Except as provided herein, the Contract is not otherwise altered or amended, and the Contract, as amended hereby, is ratified and confirmed.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile signatures shall be deemed to have the same force and effect as delivery of original signatures.

                  WITNESS the execution hereof as of the date and year first written above.

                                   PURCHASER:

                                         URSTADT BIDDLE PROPERTIES INC.
                                         a Maryland corporation.

                                         By: /s/ Willing L. Biddle
                                                 Willing L. Biddle
                                                 President


                                     SELLER:

                                          COLUMBIA SOMERS, L.L.C.

                                          By:  /s/ Joseph R. Nicolla
                                                   Joseph R. Nicolla
                                                   Manager

                 FIFTH AMENDMENT TO PURCHASE AND SALE CONTRACT



         This Agreement ("Fifth Amendment") is made as of this 19th day of December, 2002, between COLUMBIA SOMERS, L.L.C., as "Seller", and
URSTADT BIDDLE PROPERTIES INC., as "Purchaser", under the following circumstances:

                  A. By Purchase and Sale Contract and Joint Escrow Instructions dated October 15, 2002, First Amendment to Purchase and Sale Contract dated November 13, 2002 and Second Amendment to Purchase and Sale Contract dated November 26, 2002 and Third Amendment to Purchase and Sale Contract dated December 6, 2002 and Fourth Amendment to Purchase and Sale Contract dated December 13, 2002 (the "Contract"), Seller agreed to sell and convey, and Purchaser agreed to purchase and pay for, Condominium Nos. 2, 3, 4-A, 4-B, 5, 6 and 7 and appurtenant rights as set forth in the Contract being part of the Somers Commons Condominium, Somers, New York, as more particularly described therein.

                  B. Section 2.1 of the Contract provides for an inspection period (the "Inspection Period") which is scheduled to expire on December 20, 2002 ("Inspection Period Expiration Date"). Purchaser and Seller wish to extend the Inspection Period Expiration Date and the Purchaser's Title and Survey Notice Date to January 17, 2002 as hereinafter set forth.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. The Inspection Period Expiration Date under the Contract is hereby extended from December 20, 2002 to January 17, 2003.

2. Section 3.1 of the Contract is modified to provide that notwithstanding anything to the contrary contained in the Contract, the Purchaser's Title and Survey Notice Date is extended to January 17, 2002 and hereafter shall be the same date as the Inspection Period Expiration Date.

3. Except as provided herein, the Contract is not otherwise altered or amended, and the Contract, as amended hereby, is ratified and confirmed.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile signatures shall be deemed to have the same force and effect as delivery of original signatures.

                  WITNESS the execution hereof as of the date and year first written above.

                                   PURCHASER:

                                          URSTADT BIDDLE PROPERTIES INC.
                                          a Maryland corporation.

                                          By: /s/ Willing L. Biddle
                                                  Willing L. Biddle
                                                  President


                                     SELLER:

                                           COLUMBIA SOMERS, L.L.C.

                                           By:  /s/ Joseph R. Nicolla
                                                    Joseph R. Nicolla
                                                    Manager

VIA E-MAIL


June 19, 2003


Columbia Somers, L.L.C.
302 Washington Avenue
Albany, NY  12203

Attn:  Joseph Nicolla

Re:           Amendment to Purchase and Sale Contract
              Dated October 15, 2002 as amended ("Contract")
              Somers Commons Condominium

Dear Joe:

After our meeting with the representatives of the Town of Somers, we agreed to proceed based upon the current conditions of the Contract which require the recording of a Restated Declaration as set forth in the Contract and the subdivision of Unit 8 so that the land originally described in the Condominium Declaration dated June 6, 2001 as Unit 8 will not be a part of the Condominium. We have agreed that the legal description for the area being subdivided out will match the legal description of the ground lease for the gas station now occupying Unit 8.

We have subsequently discussed our mutual desire to close this transaction as quickly as possible and have come to certain understandings in the event Urstadt Biddle Properties Inc. ("Purchaser") elects to Close the transaction prior to the completion of the Subdivision of Unit 8 and its removal as part of the Restated Declaration ("Subdivision Completion"). We have discussed a mutual desire to Close on June 13, 2003 presuming all other Purchaser Conditions Precedent have been met and Seller has complied with all other Closing obligations prior to such date so that Purchaser may be in a position to give Seller an appropriate notice of its election to Close prior to Subdivision Completion in sufficient time so that we may Close by such date.

This letter will serve to confirm our agreements regarding the obligations of Columbia Somers, L.L.C. ("Seller") and Purchaser under the Contract at Closing in the event that Purchaser elects to Close prior to Subdivision Completion.

Columbia Somers, L.L.C.
Page 2
June 19, 2003


In consideration for the agreements made herein and other valuable consideration the receipt of which is hereby acknowledged, Purchaser and Seller agree as follows:

(1) Purchaser in its sole discretion may elect to Close prior to Subdivision Completion by giving Seller written notice of the Closing Date. Notwithstanding such election, Purchaser shall have the right to extend the Closing Date as set forth in paragraph 6.3.15 of the Contract or as otherwise provided in the Contract in the event that any Purchaser Conditions Precedent or other Closing Obligations of Seller have not been met, except for Subdivision Completion.

(2) The following matters shall be additional Purchaser Conditions Precedent under the Contract:

     (a) Seller agrees to perform all of the site plan compliance requirements and work punch list items set forth on Exhibit A attached hereto ("Site Plan Requirements" and "Punch List Items") all of which work must be completed and approved by Purchaser's Inspector. Seller agrees that if on the Closing Date, as same may be accelerated by Purchaser, any of the Site Plan Requirements and the Punch List Items have not been completed, Seller shall at Closing, put in escrow with Purchaser's attorney or the Title Company (at Purchaser's election) the sum of Thirty Four Thousand ($34,000.00) Dollars pursuant to an Escrow Agreement substantially in the form of Exhibit B attached hereto to assure completion of the Site

              Plan Requirements and Punch List Items. In such event, the Site Plan Requirements and Punch List Items must be completed by Seller, at its expense, and approved by Purchaser's Inspector no later than thirty (30) days after the actual Closing Date. This date may be extended by the Seller for a period of up to sixty (60) additional days in the event Seller is diligently proceeding to complete the work by written notice to Purchaser no later than twenty-five (25) days after the actual Closing Date. As the Site Plan Requirements and Punch List Items are completed, escrow funds shall be released to Seller equal to the Seller's cost to complete the item as reasonably approved by Purchaser's Inspector. If any of the Site Plan Requirements and Punch List Items are not completed within thirty (30) days after the actual Closing Date, as said date may be extended by Seller by written notice as above provided, the escrow agreement shall provide that Purchaser may draw upon the escrow amount and complete the Site Plan Requirements and the Punch List Items. Any money remaining in the escrow account after Purchaser completes the Site Plan Requirements and Punch List Items shall be released to Seller.

Columbia Somers, L.L.C.
Page 3
June 19, 2003


     (b) Prior to Closing, Seller will deliver the missing lease documents set forth in Exhibit C attached hereto.

(c) (i) Seller must at Closing deliver for the benefit of Purchaser from its general contractor (BBL Construction), a two (2) year full labor and material warranty for Landlord installed items from the date of installation to protect against the following:

1) Peeling of floor tiles;
2) Peeling, warping, delaminating, detachment or molding (either interior or exterior surfaces) of Hardi-Plank exterior siding.

              (ii)Seller shall cause the Warranties referenced in the attached letter dated June 11, 2003 by Carlisle Syntec Incorporated to International Roofing Co. ("Warranty Transfer Letter") to be transferred to Purchaser within thirty (30) days after the Closing Date. Seller agrees to comply with the requirements for transfer set forth in the Warranty Transfer Letter including payment of all applicable warranty transfer fees. Seller shall also cause Carlisle Syntec Incorporated to deliver directly to Purchaser within thirty (30) days after the Closing Date a roof warranty for Building Unit #5 upon the same terms and conditions as the other warranties set forth in the Warranty Transfer Letter and which shall expire in 2018, all at Seller's expense.

(d) Seller will comply with the Title and Survey requirements set forth on Exhibit D attached hereto.

(e) Seller and Purchaser agree that it is a Purchaser Condition Precedent that all of the retail space at the Condominium Units shall be leased in accordance with the Leasing Criteria (or Master Leased in accordance with Section 5(b) of the Contract) and built out as required under the Contract and each respective lease, provided however, it is agreed that a single space not exceeding 2,000 sq. ft. and having a minimum store frontage of not less than eighteen (18) feet, may be unleased ("unleased space") on the Closing Date and Seller shall not be required to enter into a Master Lease for such unleased space pursuant to Section 5 (b) of the Contract provided that the unleased space has been built out to Vanilla Shell specifications by Seller prior to the Closing Date.

Columbia Somers, L.L.C.
Page 4
June 19, 2003


              Except with regard to such unleased space, nothing contained herein shall diminish, modify, change or waive Seller's obligation to enter into a Master Lease as required under Section 5(b) of the Contract in the circumstances described therein, which obligations shall continue.

              (f) In the event that Purchaser elects in its sole discretion to Close prior to Subdivision Completion, Seller agrees that the Purchase Price shall be reduced by $200,000.00 and Seller shall be under no further obligation to pursue Subdivision Completion, except that Seller agrees to cooperate with Purchaser in the event that Purchaser elects in its sole discretion to pursue Subdivision Completion and provided Seller is not responsible for any expenses related thereto. Notwithstanding anything to the contrary contained herein, Seller agrees that it is a post closing obligation of Seller to complete and deliver to Purchaser, within thirty (30) days after the Closing Date, as built plans for all the Units and Common Elements, at Seller's expense.

The foregoing requirements are in addition to and shall not in any way limit Seller's or Purchaser's obligations under the Contract or the other Purchaser Conditions Precedent set forth in the Contract.

(3) The Contract is also amended as follows:

         (a) Exhibit U "Leasing Criteria" as attached to the Contract is amended to add a number 8 as follows:

              "8. Space dimensions and configuration of any remaining leased space shall be rectangular in shape (except that any such space may have a rear corridor required for ingress and egress) and having a minimum store frontage of not less than eighteen (18) feet".

         (b) Exhibit G to the Contract "Plans and Specifications" shall be deemed to refer to said Plans and Specifications as revised as of the date hereof.

(4) Seller agrees that notwithstanding the requirements of Section 4.1 of the Contract, Purchaser shall have until the earlier of (i) three (3) business days after the full execution of this Agreement or (ii) the Closing Date to deposit with the Escrow Agent the Additional Deposit in the amount of $200,000.

(5) Except as provided herein, the Contract is not otherwise amended and as amended is ratified and confirmed.

Columbia Somers, L.L.C.
Page 5
June 19, 2003

(6) Seller's obligations under paragraph 2(a); 2(c)(ii); 2(f) and paragraph 8 shall survive the Closing.

(7) Supplementing the provisions of Section 15.2 of the Contract, Seller acknowledges and agrees that Purchaser may assign the Contract to a wholly owned subsidiary of Purchaser (hereinafter referred to as "Purchaser") and also utilize the Qualifying Exchange, as provided in Section 1031 of the U.S. Internal Revenue Code, including a so called "reverse exchange", in connection with the conveyance of the Property and in connection therewith Purchaser may assign the Contract to a qualified intermediary or a qualified exchange accommodation title holder (as defined in the Code) or a limited liability company wholly owned by such qualified exchange title holder (Intermediary). It is further agreed that the Contract, and any documents executed at Closing by Seller shall run to the benefit of Purchaser and may be assigned back to Purchaser by such Intermediary. Seller will at Closing, if directed by the Intermediary, execute with and deliver to Purchaser any of the documents Seller is required to deliver at Closing.

(8) Seller agrees to cooperate with Purchaser in its efforts with Big V Supermarkets Inc. or ShopRite Supermarkets, Inc. and its environmental insurers to have Purchaser named as a first named insured in place of being an additional insured by assignment from Seller under the policies of the Insurance attached hereto as Exhibit G.

(9) Capitalized terms shall have the same meaning ascribed to them in the Contract except as otherwise set forth herein.

Please evidence your agreement to the foregoing by signing in the place provided and returning a copy to me via facsimile which delivery shall have the same force and effect as the delivery of original signatures.



                      REST OF PAGE INTENTIONALLY LEFT BLANK

Columbia Somers, L.L.C.
Page 6
June 19, 2003


Thank you for your cooperation in regard to the foregoing.

Very truly yours,                            AGREED AND CONFIRMED

/s/ Willing L Biddle                         COLUMBIA SOMERS, L.L.C.
Willing L. Biddle
President                                    By:/s/ Joseph Nicolla
                                                Joseph Nicolla
                                                President